PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to ss. 240.14a-11(c) of ss. 240.14a-12

                            RELIASTAR FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            RELIASTAR FINANCIAL CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the appropriate box):
[ ]       $125  per  Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
          14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6)(i)(3).
[ ]       Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
          0-11.
          (1)  Title of each class of securities to which transaction applies:
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          (2)  Aggregate number of securities to which transaction applies:
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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11:
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          (4)  Proposed maximum aggregate value of transaction:
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          Set forth the amount on which the filing fee is  calculated  and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
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                            RELIASTAR FINANCIAL CORP.


                                [GRAPHIC OMITTED]


                            NOTICE OF ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT


                                [GRAPHIC OMITTED]


                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 8, 1997



To Our Shareholders:

On behalf of your board of directors, I cordially invite you to attend the Annual Meeting of Shareholders of ReliaStar Financial Corp. The meeting will be held at 10:00 a.m. on May 8, 1997, at the general offices of the Corporation at 20 Washington Avenue South, Minneapolis, Minnesota. The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting. I encourage you to read this material, sign and date your proxy, and return it in the enclosed envelope whether or not you plan to attend the meeting in person.



                                        Sincerely,


                                        /s/ John G. Turner
                                        ------------------------------------
                                            John G. Turner
                                            Chairman and Chief Executive Officer


                            RELIASTAR FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1997

     The Annual Meeting of ReliaStar Financial Corp., a Delaware corporation, will be held on Thursday, May 8, 1997, at 10:00 o'clock a.m., at the general offices of the Corporation, 20 Washington Avenue South, Minneapolis, Minnesota 55401, for the following purposes:

     1.   To elect five directors for terms expiring in 2000.

     2. To consider and vote upon a proposal to ratify and approve the ReliaStar 1993 Stock Incentive Plan, as amended.

     3. To consider and vote upon a proposal to amend the Corporation's Certificate of Incorporation to change the Corporation's Capital Stock from no par value to $.01 par value per share.

     4.   To  consider  and vote upon a proposal  to ratify the  appointment  of
          Deloitte  &  Touche  LLP  as  the  Corporation's   independent  public
          accountants for 1997.

     5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Holders of record of Common Stock at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS


                              /s/Richard R. Crowl
                              -------------------
                                 Richard R. Crowl
                                    Secretary
March 25, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------


                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of ReliaStar Financial Corp. ("Corporation") for the Annual Meeting of the Corporation to be held on Thursday, May 8, 1997, at 10:00 o'clock a.m., at the general offices of the Corporation, 20 Washington Avenue South, Minneapolis, Minnesota 55401, and for any and all adjournments thereof.
     This Proxy Statement will be mailed on or about March 25, 1997. Shares represented by a proxy in the form solicited will be voted in accordance with the shareholder's instructions contained therein. In the absence of contrary instructions, shares represented by these proxies will be voted FOR the proposals set forth herein and as determined by the Board on any other matter properly brought before the meeting. A proxy may be revoked at any time before being voted by filing written notice with the Corporation, by executing and filing a new proxy with the Corporation, or by voting in person at the meeting. Notice to the Corporation should be addressed to the Secretary of the Corporation, 20 Washington Avenue South, Minneapolis, Minnesota 55401.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Shareholders of record at the close of business on March 10, 1997 are entitled to receive notice of and to vote at the Annual Meeting and any and all adjournments. As of March 10, 1997 there were outstanding 40,183,601 shares of Common Stock of the Corporation. Each share of Common Stock is entitled to one vote. Participants in the ReliaStar Success Sharing Plan and ESOP ("Plan") are entitled to instruct the trustee on how to vote all shares of the Corporation's Common Stock allocated to their accounts under the plan and will receive a separate proxy for voting such shares. The plan provides that shares for which the trustee receives no voting instructions from participants, including unallocated shares held in the ESOP, will be voted by the trustee in the same proportion as shares for which instructions are received.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                     BENEFICIAL OWNERS OF VOTING SECURITIES

     The Corporation is subject to the insurance holding company laws of the states in which its insurance subsidiaries are domiciled. Under those laws, no person or group may acquire "control" of the Corporation without first obtaining the approval of the insurance commissioner in each such state pursuant to procedures prescribed by statute which may require notice to interested parties and a public hearing. "Control" for this purpose is the ownership of 10% or more of the Corporation's voting securities unless the acquiring party files a disclaimer of affiliation which shows that control does not exist in fact. The Corporation's insurance subsidiaries are domiciled in Minnesota, New York, Virginia, and Washington.
     Beneficial owners of more than five percent of the Corporation's outstanding voting securities, based on information supplied to the Corporation, are as follows:


TITLE OF                   NAME OF                                                AMOUNT AND NATURE OF      PERCENT OF
CLASS                      BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP       CLASS(1)
-----                      ----------------                                       --------------------       --------
Common Stock               FMR Corp.                                              3,740,449  (2)             9.31%
                           82 Devonshire Street, Boston MA 02109

                           Wilmington Trust Company                               2,652,257  (3)             6.60%
                           1100 North Market Street, Wilmington, DE 19890




(1)  Based upon shares outstanding as of the record date.

(2) As of January 31, 1997. FMR Corp. has sole voting power as to 202,160, shared voting power as to 0, sole dispositive power as to 3,740,449 and shared dispositive power as to 0 of the reported shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. No one person's interest in the reported shares exceeds 5% of the class. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,388,789 shares as a result of acting as investment adviser to several investment companies ("Funds") registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 3,388,789 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 351,660 of the reported shares as a result of serving as an investment manager of one or more institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 351,660 shares and sole power to vote or to direct the voting of 202,160 shares, and no power to vote or to direct the voting of 149,500 shares owned by the institutional account(s). Edward C. Johnson 3d and Abigail P. Johnson, who own 12% and 24.5% respectively of the outstanding voting Common Stock of FMR Corp., together with trusts for the benefit of family members, form a controlling group with respect to FMR Corp.

(3) As of December 31, 1996. These shares are held in trust either for the benefit of participants in the ESOP portion of the Corporation's Success Sharing Plan and ESOP or for personal trust accounts.

     As of March 10, 1997, there were 2,408,378 shares in the ESOP portion of the Corporation's Success Sharing Plan and ESOP. Of these shares, 468,490 shares were allocated to ESOP participants and 1,939,888 were unallocated. See the discussion on page 2 concerning voting rights under the ESOP. In addition, as of March 10, 1997, the Trustee, Wilmington Trust Company, was the record owner of 505,038 shares held in the Success Sharing portion of the Corporation's Success Sharing Plan and ESOP. These shares are not listed as beneficially owned by the Trustee on the foregoing beneficial ownership chart, as the shares are allocated to and voted by Success Sharing Plan participants, and the Trustee claims no voting or investment power over these shares.

     As of December 31, 1996, the Trustee acted as trustee for personal trust accounts holding 90,192 shares. The Trustee had sole dispositive and voting power as to 900 of these shares and shared dispositive and voting power as to 88,192 of these shares.

     Ownership of equity securities of the Corporation by its directors and executive officers as of February 28, 1997 is shown below. No individual director or executive officer has beneficial ownership of more than one percent of the Corporation's equity securities. Directors and executive officers as a group beneficially own about 2.9% of the Corporation's Common Stock.


                                                         AMOUNT AND NATURE OF BENEFICIAL
                                                            OWNERSHIP OF COMMON STOCK
                                            ----------------------------------------------------------
NAME                                                OWNED          OPTIONS (2)            TOTAL
----                                                -----          ------------           -----
Carolyn H. Baldwin                                 241  (1)            1,083                1,324
F. Caleb Blodgett                               17,261  (3)            1,083               18,344
David C. Cox                                     8,071  (1)            1,083                9,154
Jaye F. Dyer                                    25,551  (3)              749               26,300
Luella Gross Goldberg                           31,040  (1)(3)         1,083               32,123
William A. Hodder                               20,606  (1)            1,083               21,689
James J. Howard                                  3,694  (1)            1,083                4,777
Randy C. James                                   2,177  (1)            1,083                3,260
Richard L. Knowlton                             13,557  (1)            1,083               14,640
David A. Koch                                    4,765  (1)            1,083                5,848
Richard M. Kovacevich                            4,861                 1,083                5,944
Glen D. Nelson                                  24,494  (1)(3)         1,083               25,577
James J. Renier                                  7,215  (1)            1,083                8,298
John G. Turner                                 100,288  (3)(4)       161,624              261,912
John H. Flittie                                 73,921  (3)(4)       100,229              174,150
Steven W. Wishart                               46,660  (3)(4)       114,736              161,396
Robert C. Salipante                             26,746  (4)           49,197               75,943
Michael J. Dubes                                41,003  (3)(4)        67,769              108,772
Directors and Executive
  Officers as a group
  (22 PERSONS)                                 551,455  (1)(3)(4)    616,601            1,168,056
--------------


(1) Includes Common Stock that each of the following individual directors has a right to receive upon termination as a director and which is beneficially owned by each such director through a rabbi trust established by the issuer: Ms. Baldwin, 65 shares; Mr. Cox, 317 shares; Mrs. Goldberg, 15,000 shares; Mr. Hodder, 7,090 shares; Mr. Howard, 2,017 shares; Mr. James, 1,077 shares; Mr. Knowlton, 532 shares; Mr. Koch, 336 shares; Dr. Nelson, 1,238 shares; Dr. Renier, 336 shares. See the discussion on page 19 regarding the voting rights of these directors in the Common Stock held by the rabbi trust.

(2)  Includes options exercisable within 60 days of February 28, 1997.

(3) Includes shares of Common Stock held by family members as follows: Mr. Blodgett, 2,000 shares; Mr. Dyer, 19,352 shares; Mrs. Goldberg, 442 shares; Dr. Nelson, 4,327 shares; Mr. Turner, 10,228 shares; Mr. Flittie, 12,252 shares; Mr. Wishart, 14,450 shares; Mr. Dubes, 8,989 shares. Mr. Blodgett, Dr. Nelson and Mr. Turner each disclaim beneficial ownership of these shares held by family members.

(4) Includes shares of Common Stock held by the Trustee of the Corporation's Success Sharing Plan and ESOP on behalf of the named individuals as follows: Mr. Turner, 9,561 shares; Mr. Flittie, 2,462 shares; Mr. Wishart, 5,354 shares; Mr. Salipante, 762 shares; Mr. Dubes, 4,071 shares; directors and executive officers as a group, 31,843 shares.


                      EXPENSES AND METHODS OF SOLICITATION

     The Corporation will bear the expenses of the solicitation of proxies which it will conduct principally by mail. In addition, certain officers and employees of the Corporation may solicit proxies personally, by telephone or by special letter, at the Corporation's expense, and the Corporation may also reimburse brokers, custodians, nominees and fiduciaries for expenses in sending proxies and proxy material to their principals and beneficial owners.
     The Corporation has retained Georgeson & Company Inc. to assist it in the distribution of proxies for a total estimated fee of $7,000 plus expenses.


               SHAREHOLDER PROPOSALS AND MISCELLANEOUS INFORMATION

      Shareholder proposals to be presented at the 1998 Annual Meeting of the Corporation must be received by the Corporation not later than November 25, 1997 if they are to be considered for inclusion in the Corporation's Proxy Statement and identified in its form of proxy for the 1998 Annual Meeting. So far as the Board of Directors and the management of the Corporation are aware, no matters other than those described in the Notice of 1997 Annual Meeting and in this Proxy Statement will be acted upon at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with direction provided by the Board of Directors on such other matters.
      The annual report of the Corporation for 1996, including financial statements which are incorporated herein by reference, is enclosed with this Notice and Proxy Statement.


                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

     The Corporation's Certificate of Incorporation provides that the Board of Directors shall consist of not less than six nor more than eighteen persons. The Board is divided into three classes, and directors of one class are elected each year for a term of three years. Each class shall consist of not less than two nor more than six directors. The Board has determined that the class of directors to be elected in 1997 for a term of three years shall be set at five and has nominated David C. Cox, Luella G. Goldberg, Randy C. James, David A. Koch and James J. Renier for election to the Board for terms expiring in 2000. Directors Jaye F. Dyer, whose term expires with the 1997 Annual Meeting, and F. Caleb Blodgett, whose term would expire with the 1998 Annual Meeting, are retiring in accordance with the Board's retirement policies. Director Daniel J. Callahan, III resigned as director effective February 11, 1997. Each nominee is currently a director of the Corporation. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the meeting and eligible to vote will be required to approve the proposed election of directors. The Board recommends that shareholders vote FOR the nominees listed below. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxies. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, it is intended that the proxies will vote in favor of the remaining nominees and such other person as the proxies may determine. Periods of service as directors and executive officers shown below include service in such capacities prior to 1989 for ReliaStar Life Insurance Company ("ReliaStar
Life"). The Corporation became a successor to ReliaStar Life, formerly Northwestern National Life Insurance Company ("Northwestern"), through a 1989 merger by which Northwestern became a wholly owned subsidiary of the Corporation.


NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2000


DAVID C. COX, age 59, director since 1988

President and Chief Executive Officer, Cowles Media Company (communications and publishing) since 1985; Director of Cowles Media Company, National Computer Systems, Inc. and Tennant Company.


LUELLA GROSS GOLDBERG, age 60, director since 1976

Chair, Board of Trustees, University of Minnesota Foundation since 1996, Trustee since 1976; Trustee Emeritus of the Board of Trustees of Wellesley College since 1996, Trustee from 1978 to 1996, Acting President during 1993, Chairman of the Board of Trustees from 1985 to 1993; Director of TCF Financial Corporation, TCF Bank Minnesota, Hormel Foods Corporation, Piper Funds Inc., Piper Global Funds Inc., Piper Institutional Funds Inc. and a number of related closed-end investment companies.


RANDY C. JAMES, age 49, director since 1994

Management Consultant since 1993; Group Executive Vice President, Bank of America (banking and financial services) from 1992 to 1993; Chairman and Chief Executive Officer, Bank of America, Oregon (banking and financial services) from 1991 to 1992.


DAVID A. KOCH, age 66, director since 1981

Chairman, Graco Inc. (manufacturer of fluid handling equipment) since 1996, Chairman and Chief Executive Officer from 1985 through 1995; Director of Graco Inc. and Federal Reserve Bank of Minneapolis.


JAMES J. RENIER, age 67, director since 1985

Retired Chairman and Chief Executive Officer, Honeywell Inc. (global controls company) since 1994, Chairman of the Executive Committee from 1993 to 1994, Chairman and Chief Executive Officer from 1988 to 1993; Director of Deluxe Corporation, First Bank System, Inc. and KLM Royal Dutch Airlines.


DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 1999


CAROLYN H. BALDWIN, age 48, director since 1993

Vice President, Chief of Internal Audits and Director, Corporate Auditing Department of The Coca-Cola Company (manufacturer, distributor and marketer of non-alcoholic beverages) since 1993, President of Coca-Cola Financial Corporation from 1991 to 1993.


JOHN H. FLITTIE, age 60, director since 1993

President and Chief Operating Officer of the Corporation and ReliaStar Life since 1993, Senior Executive Vice President and Chief Operating Officer from 1992 to 1993, Senior Executive Vice President from 1991 to 1992, Executive Vice President and Chief Financial Officer from 1989 to 1991; President of ReliaStar United Services Life Insurance Company and ReliaStar Bankers Security Life Insurance Company since 1996; Director of Community First Bankshares, Inc. and subsidiaries of the Corporation.


JAMES J. HOWARD, age 61, director since 1993

Chairman of the Board, President and Chief Executive Officer, Northern States Power Company (electric and gas utility company) since 1994, Chairman and Chief Executive Officer from 1988 to 1994; Director of Northern States Power Company, Ecolab, Inc., Federal Reserve Bank of Minneapolis, Honeywell Inc. and Walgreen Company.


RICHARD M. KOVACEVICH, age 53, director since 1988

Chairman and Chief Executive Officer, Norwest Corporation (bank holding company) since 1997, Chairman, President and Chief Executive Officer from 1995 to 1997, President and Chief Executive Officer from 1993 to 1995, President and Chief Operating Officer from 1989 to 1993; Director of Norwest Corporation, Northern States Power Company, Dayton Hudson Corporation and PETsMART, Inc.


GLEN D. NELSON, age 59, director since 1979

Vice Chairman, Medtronic, Inc. (manufacturer of implantable medical devices) since 1988; Director of Medtronic, Inc., The St. Paul Companies, Inc. and Carlson Holdings, Inc.


DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 1998


WILLIAM A. HODDER, age 65, director since 1979

Retired Chairman and Chief Executive Officer, Donaldson Company, Inc. (manufacturer of filters and noise abatement equipment) since 1996, Chairman and Chief Executive Officer from 1994 to 1996, Chairman, President and Chief Executive Officer from 1985 to 1994; Director of Cowles Media Company, Musicland Stores Corporation, Norwest Corporation, Supervalu Inc. and Tennant Company.


RICHARD L. KNOWLTON, age 64, director since 1988

Chairman of the Board of The Hormel Foundation (charitable foundation that controls 41.7% of Hormel Foods Corporation) since 1995; Chairman of the Board, Hormel Foods Corporation from 1993 to 1995, Chairman and Chief Executive Officer from 1992 to 1993, Chairman, President and Chief Executive Officer from 1981 to 1992; Director of First Bank System, Inc., Mayo Foundation and Supervalu Inc.


JOHN G. TURNER, age 57, director since 1983

Chairman and Chief Executive Officer of the Corporation and ReliaStar Life since 1993, Chairman, President and Chief Executive Officer in 1993, President and Chief Executive Officer from 1991 to 1993, President and Chief Operating Officer from 1986 to 1991; Director of subsidiaries of the Corporation.


                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation's Board has established the following standing committees:

     EXECUTIVE COMMITTEE. When the Board is not in session, the Executive Committee has the powers of the Board. The Executive Committee held no meetings in 1996. Current members are Directors Turner (Chair), Blodgett, Dyer, Flittie, Goldberg, Knowlton, Kovacevich and Renier.

     FINANCE COMMITTEE. The Finance Committee considers investment policy, shareholder dividends and matters of corporate finance, including capitalization and financing policies. Five Finance Committee meetings were held during 1996. Current members are Directors Turner (Chair), Blodgett, Dyer, Flittie, Goldberg, Knowlton, Kovacevich and Renier.

     AUDIT COMMITTEE. The Audit Committee reviews annual financial statements of the Corporation prior to release to the public, examines and reviews the internal and external audits of the Corporation's accounts and advises in the selection of the Corporation's auditor. The Audit Committee met three times during 1996. Current members are Directors Koch (Chair), Baldwin, Cox, Howard, James and Nelson.

     BOARD AFFAIRS COMMITTEE. The Board Affairs Committee advises the Board concerning selection of the Chief Executive Officer, recommends candidates for election to the Board, advises the Board regarding its committee structure and compensation, and approves guidelines for the Corporation's charitable contributions programs. The Committee held three meetings during 1996. The Committee will consider candidates for election to the Board recommended by shareholders if any such recommendation is submitted in writing to the Secretary of the Corporation no later than December 31 preceding the annual meeting, together with information which will enable the Committee to evaluate the qualifications of the recommended nominee. Current members are Directors Goldberg (Chair), Baldwin, Blodgett, Dyer, Hodder, Koch and Nelson.

     PERSONNEL AND COMPENSATION POLICY COMMITTEE. The Personnel and Compensation Policy Committee reviews and approves, or, where appropriate, recommends to the Board for approval, compensation and benefit plans for employees and retirees of the Corporation and its subsidiaries, assists the Board in the evaluation of the Chief Executive Officer's performance, makes recommendations concerning the Chief Executive Officer's compensation, evaluates succession plans and provides oversight concerning equal employment opportunity programs. The Committee met three times during 1996. Current members are Directors Hodder (Chair), Blodgett, Cox, Dyer, Howard, James, Kovacevich and Renier.

     The Board held eight regular meetings during 1996. Each director attended at least 75 percent of the combined total number of meetings of the Board and committees of the Board on which each director served during 1996.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Corporation's directors, executive officers and holders of more than 10% of a registered class of the Corporation's equity securities are required to file reports of their ownership of the Corporation's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failures to file required reports or late filings during 1996. Based on the written representations of the Corporation's insiders, all of these filing requirements were satisfied, except that the following individuals each filed one late report to report the redemption of the Corporation's Depository shares, each representing one-quarter share of 10% Senior Cumulative Preferred Stock:
John H. Flittie, executive officer and director; Kenneth U. Kuk, executive officer, and William A. Hodder, director.


                             EXECUTIVE COMPENSATION

PERSONNEL AND COMPENSATION POLICY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Policy Committee of the Board of Directors ("Committee") is responsible for developing the Corporation's executive compensation policies and making recommendations to the Board with respect thereto. In addition, the Committee makes annual recommendations to the Board concerning the compensation to be paid to the Chief Executive Officer ("CEO") and determines the compensation to be paid to the other named executive officers of the Corporation as a group. The Committee also administers all aspects of the Corporation's executive compensation program including its stock incentive plans. The Committee is composed entirely of outside directors.
     COMPENSATION PHILOSOPHY. The Committee's philosophy with regard to the executive compensation programs of the Corporation is to (i) emphasize the correlation between executive pay and the Corporation's performance relative to plan and to peer companies; (ii) reward long-term performance; and (iii) strengthen the link between management's and shareholders' interests by encouraging management's ownership of the Corporation's stock.
     The executive compensation program in effect for 1995 continued in 1996. This pay strategy is to provide aggregate salary and incentive compensation based on market compensation percentile targets linked to the Corporation's performance. The objective of the program is to pay well below the market median for threshold levels of performance, at or slightly above the median for par performance, and significantly above the median for superior performance. With the involvement of external consultants, market percentiles are determined for the Corporation's peer group and other diversified insurance companies for each component of pay (base salary, annual cash compensation, and total compensation) based on survey data and proxy statement information. The "peer group" is a group of publicly traded companies approved by the Committee which compete in the Corporation's primary lines of business. In 1996, as has been the case since 1993, there were 25 companies in the peer group, including the Corporation and all eight of the companies included in the S&P Life Insurance Index depicted in the performance graph on page 14. The peer group is subject to occasional change as the Corporation or its competitors change their focus, as members of the peer group merge or are acquired, or as new competitors emerge. Commencing in 1997, there will be 21 companies in the peer group, including the Corporation.
     BASE SALARY. In July, 1996 the Committee approved an increase in the CEO's base salary. The Committee based this recommendation on the Board's subjective evaluation of Mr. Turner's performance relative to pre-established factors relating to corporate performance, leadership, strategy, financial results, talent management, board relations and communication/external relations. These criteria were not assigned specific weights for purposes of this evaluation. In reaching its decision to recommend an increase in the CEO's base salary, the Committee considered the Board's evaluation of Mr. Turner's performance during 1995 and 1996 and his salary relative to the percentile target of the peer group along with the recommendation of external consultants.
     In February, 1996, the Committee considered and approved salary increases for each of the other named executive officers based on the CEO's evaluation of each executive's 1995 performance and consideration of each executive's salary relative to the percentile targets established for each position. These performance evaluations were conducted in accordance with a process used throughout the Corporation. This process based the performance rating for each individual on the accomplishment of specific objectives. These objectives varied for each executive officer and related to factors such as sales, earnings, investment quality and expense management.
     ANNUAL BONUSES. The annual incentive bonuses paid for 1996 to the CEO and other named executive officers of the Corporation were paid pursuant to the Corporation's Annual Incentive Bonus Plan for Designated Executive Officers. This Plan complies with the requirements of Section 162(m) of the Internal Revenue Code and compensation paid pursuant to the Plan is fully tax-deductible to the Corporation. Under the Plan, the Corporation must achieve an after-tax operating income return on common equity ("ROE") for the Plan year of at least 10.7% in order for any annual incentive bonuses to be paid to the eight covered executive officers. The Corporation surpassed this goal for 1996. If the ROE goal is achieved, a maximum bonus pool is created which equals two percent of the Corporation's income from continuing operations for the Plan year before income taxes, realized investment gains and losses, extraordinary items and the cumulative effect of accounting changes. The total bonus pool amount for 1996 payments was $5,763,000. The Plan provides that the maximum bonuses that can be paid to the CEO and to the COO are 20% and 17%, respectively, of the bonus pool amount for the Plan year, and that the maximum bonus to any of six other executive officers covered under the Plan may not exceed 10.5% of the bonus pool amount. For 1996, the maximum bonuses that could be paid to the CEO and COO were $1,153,000 and $980,000, respectively, and the maximum bonus payable to each of the other named executive officers was $605,115.
     Although the Plan specifies the maximum annual bonuses which may be paid to any covered executive for a Plan year, the Committee exercised discretion, as permitted under the Plan and Section 162(m), to pay lesser annual incentive bonuses for 1996 to the covered executive officers. The Committee determined these actual bonuses based on the Enterprise Performance Factor, a factor based on operating ROE, operating earnings per share, and capital gains/losses for 1996 compared to planned goals for these measures. In some cases, performance compared to business unit goals and the attainment of individual performance goals approved by the Committee are considered in the bonus computation. The portion of the annual incentive attributable to the Enterprise Performance Factor is 100 percent for the CEO, 80 percent for the COO, and 50 percent for the other named executive officers. In addition, the Committee established a threshold increase in per share operating income over the previous year below which no bonus based on the Enterprise Performance Factor would be payable. The award level opportunity for 1996, as a percentage of base annualized salary, for achievement of the threshold, par and maximum goals, respectively, was 32.5%, 65%, and 97.5% for the CEO, 30%, 60%, and 90% for the COO, and 25%, 50%, and 75%
for the other named executive officers. The Corporation's 1996 performance relative to the Enterprise Performance Factor was approximately one-third of the way between the par and maximum goals. This resulted in awards on the Enterprise Performance Factor approximately one-third of the way between the par and maximum levels for the named executive officers.
     LONG-TERM INCENTIVE COMPENSATION. The Corporation's executive long-term incentive compensation program ("Program") has performance goals based on the Corporation's total shareholder return ("TSR") relative to the same peer company group used for compensation and financial performance comparison purposes. The Committee believes that this Program links the long-term incentive reward system to long-term corporate performance and the creation of shareholder value.
     Awards are calculated based on the Corporation's quarterly average TSR for each three-year performance cycle compared to the quarterly average TSR achieved by the peer group. Threshold, par and maximum performance levels are defined as percentile rankings relative to the peer group, with the par level representing performance at the 60th percentile of the peer group. The Program has overlapping three-year performance cycles such that one performance cycle ends each year. The award level opportunity for each three-year performance cycle under this Program, as a percentage of base annualized salary, is 16.25%, 65% and 130% for achievement of threshold, par and maximum TSR goals, respectively, for the CEO; 15%, 60% and 120%, respectively, for the COO; and 12.5%, 50% and 100%, respectively, for the other named executive officers. Performance relative to the peer group for the three-year performance cycle ended December 31, 1996 produced awards three-fourths of the way between par and maximum, reflecting the Corporation's rank of seventh out of the 25 companies in the peer group for the three-year TSR. The Committee's policy is to require that the Corporation's independent auditors perform certain agreed-upon procedures relative to the calculation of performance-based compensation before awards are paid.
     STOCK-BASED COMPENSATION. The Board of Directors and the Committee believe that stock ownership by management is a major incentive in building shareholder value and aligning the interests of employees and shareholders. To encourage increased ownership of the Corporation's stock by management, the Committee in 1993 established stock ownership targets, expressed as a multiple of base salary, for each member of the Corporation's senior management. These target ownership levels are to be achieved over a seven-year period. To offer opportunities to executives to accomplish these stock ownership objectives, the Corporation's 1993 Stock Incentive Plan ("Stock Plan") authorizes the Committee to make awards of stock options and restricted and unrestricted shares of Common Stock to key employees. The Stock Plan also provides for grants of replacement stock options and features a deposit share program which provides executives with an opportunity to attain their stock ownership objectives.
     In 1996 the Committee awarded options to purchase 146,227 shares of the Corporation's Common Stock to the named executive officers. The exercise price for each grant was the fair market value as of the date of grant. Of these options, 73,017 were awarded in connection with the Committee's philosophy to make annual stock option grants in amounts determined by reference to the executives' base salaries. The multiples of salary are determined annually by the Committee based on each executive's position and responsibility and based on total compensation percentile targets. The option multiple may be adjusted based on the executive's most recent performance and a subjective evaluation of the executive's future contribution to the Corporation.
     In July 1996, the Committee granted the CEO an option to purchase 39,229 shares. Based on its review of the CEO's compensation as described above, the Committee determined to make this additional grant of stock options to the CEO in order to bring the CEO's total compensation up to the targeted percentile. The Committee also determined that, in the future, consideration for the annual option grant to the CEO will occur in July in conjunction with the review of performance and base salary rather than in February as has been the case in the past. The other named executive officers will continue to be eligible for annual option grants in February.
     The Committee does not specifically consider the number of options already held by the executive in determining the size of the annual stock option grants. Generally, one-third of the stock options granted to each officer vests and becomes exercisable on each of the first three anniversaries of the date of grant. To encourage early exercise of stock options during their ten-year term, the stock options awarded by the Committee in 1996 to the named executive officers include a replacement stock option feature. When these options are exercised, the executive will be awarded replacement stock options to purchase, at the fair market value on the date of exercise of the underlying options, the number of shares used by the executive to pay the purchase price (or which would have been used if the shares had been tendered instead of cash) and the number of shares withheld by the Corporation or remitted by the executive in payment for withholding taxes. The replacement stock options have a term equal to the remaining term of the underlying options. They vest and become exercisable six months after they are granted. The annual and replacement stock option awards granted to the named executive officers in 1996 by the Committee include both incentive and nonqualified stock options.
     The Stock Plan also authorizes the Committee to make restricted stock awards to eligible participants pursuant to the terms of a deposit share program. This program allows eligible participants who deposit unrestricted shares of the Corporation's common stock with the Corporation to receive an award of restricted stock. This program is designed to encourage eligible executives to take payment of specified portions of their awards under the Corporation's annual incentive compensation program in the form of shares, as opposed to cash, and to agree to hold these shares for an extended period. Eligible participants, the number of shares permitted to be deposited with the Corporation, and the number of matching restricted shares to be awarded are determined annually by the Committee in consideration of total compensation percentile targets and the progress of the named executive officers as a group in attaining their share ownership objectives. For 1996 incentive awards payable in February, 1997, the Committee determined that the named executive officers and about 60 other key employees would be eligible to elect to deposit shares with fair market value of up to one-fourth of the executive's annual incentive compensation award for 1996. To receive a restricted stock award, the named executive had to elect, in advance of the bonus payment date, to receive payment of a specified percentage of incentive awards for 1996 in unrestricted shares deposited with the Corporation. The Committee determined to match each share deposited with one-half of a restricted share and provided that fifty percent of the restricted shares granted would vest three years and fifty percent would vest five years after the date of deposit. The restricted shares may not be sold, exchanged, transferred or otherwise disposed of until they are vested, but the executives are entitled to vote and receive dividends on them until the restricted period ends. If the shares deposited by the executives are withdrawn prior to the vesting of the matching restricted shares, the executive forfeits a proportional amount of the nonvested restricted shares. Except in the event of a disability, retirement as defined in the plan, or death, the executive will forfeit any nonvested restricted shares upon his/her termination of employment.
     POLICY WITH REGARD TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Securities and Exchange Commission requires this Report of the Committee on Executive Compensation to address the Corporation's policy with respect to eligibility for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), of compensation paid to its executive officers. The Corporation has adopted the Annual Incentive Bonus Plan for Designated Executive Officers, as previously described in this report, which is designed to preserve the Corporation's federal income tax deduction for annual incentive bonuses paid to executive officers of the Corporation. In addition, the Committee adopted amendments to the long-term incentive compensation program which were approved by shareholders in 1996 that preserve the Corporation's federal income tax deduction for awards made under the program to the named executive officers. The Committee has adopted an amendment to the 1993 ReliaStar Stock Incentive Plan, which if approved by shareholders will preserve the Corporation's tax deduction for stock option exercise gains under Section 162(m). The Committee intends to take the steps it deems advisable to allow the Corporation to deduct future compensation amounts paid to the named executive officers to the extent it is possible to do so without compromising the ability of the plans to motivate and reward excellent performance.

                                            The Members of the Committee:

                                            WILLIAM A. HODDER (CHAIR)
                                            F. CALEB BLODGETT
                                            DAVID C. COX
                                            JAYE F. DYER
                                            JAMES J. HOWARD
                                            RANDY C. JAMES
                                            RICHARD M. KOVACEVICH
                                            JAMES J. RENIER


SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the CEO of the Corporation and the four other highest paid executive officers of the
Corporation:



                                                                                   LONG TERM COMPENSATION(1)
                                                                                   -------------------------
                                                                                         AWARDS         PAYOUTS
                                                        ANNUAL                           ------         -------
                                                     COMPENSATION
                                                     ------------
                                                                                           RESTRICTED  SECURITIES
                                                                 OTHER ANNUAL     STOCK    UNDERLYING     LTIP        ALL OTHER
                                              SALARY      BONUS  COMPENSATION    AWARDS      OPTIONS     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR      ($)(1)     ($)(2)       ($)        ($)(3)      (#)(4)      ($)(5)          ($)
---------------------------         ----      ------     ------ -------------    ------      ------      ------     --------
John G. Turner, Chairman and
   Chief Executive Officer          1996      623,654    506,923          0       60,009     65,000      739,375       93,492(6)
                                    1995      586,269    499,216          0      119,635     32,058      764,400       81,452(7)
                                    1994      543,185    370,723          0      202,027     30,510      713,700       53,917(8)
John H. Flittie, President
  and Chief Operating               1996      451,923    309,860          0       36,544     38,704      483,000       53,732(6)
  Officer                           1995      425,100    306,239          0      263,656     21,040      505,680       53,802(7)
                                    1994      407,546    305,848          0      138,836     40,739      494,160       40,006(8)
Steven W. Wishart, Senior Vice
  President and Chief Investment    1996      296,846    203,852          0            0     11,571      261,625       34,693(6)
  Officer                           1995      288,173    181,075          0            0     17,615      285,180       36,058(7)
                                    1994      279,019    191,052          0       87,545     33,393      280,500       26,810(8)
Robert C. Salipante, Senior Vice
  President                         1996      272,538    185,608          0       20,869     15,065      249,375       32,124(6)
                                    1995      245,019    175,020          0      129,362     18,989      245,000       30,177(7)
                                    1994      223,980    161,586          0       75,645     10,661      231,500       19,576(8)
Michael J. Dubes, Senior Vice
  President                         1996      288,269    142,431          0       17,252     15,887      258,125       59,985(6)
                                    1995          N/A        N/A        N/A          N/A        N/A          N/A          N/A
                                    1994      231,711    111,947    119,154(9)    61,039     18,007      250,500       41,786(8)
----------------



(1)  Includes  base  salary  paid,   amounts  deferred  under  salary  reduction
     agreements and amounts applied to purchase certain fringe benefits under the Corporation's cafeteria plan.

(2) Amounts shown for each year include the annual incentive bonuses paid in cash and in Common Stock. Cash bonus amounts are converted to shares by dividing the dollar amount by the fair market value of the stock on the bonus determination date. Amounts shown for each year also include cash awards, paid in the following year, pursuant to the Corporation's broad-based Success Sharing Plan covering all eligible employees of the Corporation.

(3) The total number of restricted shares held, and their value as of December 31, 1996, based on the closing price, by each of the named executives is as follows: Mr. Turner, 22,901 shares ($1,322,533); Mr. Flittie, 19,635 shares ($1,133,921); Mr. Wishart, 10,183 shares ($588,068); Mr. Salipante, 11,687 shares ($674,924); Mr. Dubes, 11,074 ($639,524). Dividends are paid on these restricted shares at the same rate as those paid on the Corporation's Common Stock.

(4)  The Corporation has not issued any free-standing stock appreciation rights.

(5) Payout amounts shown for each year are for performance cycles ending in that year. Such amounts are determined and paid in cash in the first quarter of the following year.

(6) Includes (a) combined contributions to the Corporation's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1996 plan year as follows: Mr. Turner, $50,469; Mr. Flittie, $36,573; Mr. Wishart, $24,022; Mr. Salipante, $22,055; Mr. Dubes, $23,328; (b) 1996
     premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums for split dollar life insurance coverage paid by the Corporation on behalf of the named executives as follows: Mr. Turner, $15,638; Mr. Flittie, $13,866; Mr. Wishart, $10,671, Mr. Salipante, $6,117;
     Mr. Dubes, $9,415; (c) interest accrued during 1996 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr. Turner, $27,385; Mr. Flittie, $3,293; Mr. Salipante, $3,952; Mr. Dubes, $6,473; (d) lump-sum cash payment of $20,769 in accrued vacation pay as of December 31, 1995 made to Mr. Dubes pursuant to a change in a subsidiary's vacation carry-over policy.

(7) Includes (a) combined contributions to the Corporation's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1995 plan year as follows: Mr. Turner, $51,137; Mr. Flittie, $37,079; Mr. Wishart, $25,136; Mr. Salipante, $21,372; (b) 1995 premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums for split dollar life insurance coverage paid by the Corporation on behalf of the named executives as follows: Mr. Turner, $16,434; Mr. Flittie, $13,562; Mr. Wishart, $10,922; Mr. Salipante, $5,579; (c) interest accrued during 1995 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr. Turner, $13,881; Mr. Flittie, $3,161; Mr. Salipante, $3,226. Mr. Dubes was not in an Executive Officer position with the Corporation in 1995.

(8) Includes (a) combined contributions to the Corporation's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1994 plan year as follows: Mr. Turner, $35,198; Mr. Flittie, $26,409; Mr. Wishart, $18,080; Mr. Salipante, $14,514; Mr. Dubes, $15,015; (b) 1994
     premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums for split dollar life insurance coverage paid by the Corporation on behalf of the named executives as follows: Mr. Turner, $15,473; Mr. Flittie, $11,089; Mr. Wishart, $8,730; Mr. Salipante, $5,062;
     Mr. Dubes, $5,833; (c) interest accrued during 1994 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr. Turner, $3,246; Mr. Flittie, $2,508; Mr. Dubes, $2,002; (d) $18,658 paid to
     Mr. Dubes in pay-out of accrued vacation.

(9) Includes $53,141 in reimbursement of moving expenses, club initiation and dues of $61,735, other perquisites and personal benefits totaling $4,278.



                                        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                                        ------------------------------------------------

THE FOLLOWING ARE DATA POINTS WHICH  REPRESENT  RELIASTAR'S  FIVE YEAR CUMULTIVE
TOTAL RETURN COMARED TO THE S&P LIFE INS. INDEX AND S&P 500 INDEX.


        [GRAPHIC OMITTED]
  -----------------------------------------------------------------------------------------------------------
  ReliaStar                100.00          170.05         219.49          204.49         321.31        428.14
  S&P Life Ins. Index      100.00          134.18         135.93          112.74         161.88        197.80
  S&P 500 Index            100.00          107.62         118.46          120.03         165.13        203.05
  -----------------------------------------------------------------------------------------------------------


*Assumes $100 invested on December 31, 1991 in ReliaStar Financial Corp. Common Stock, the S&P 500 Index and the S&P Life Insurance Index. Total return assumes reinvestment of dividends.


STOCK OPTIONS

     The following tables summarize stock option grants and exercises during 1996 with respect to the CEO and the other executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of 1996.


                                             STOCK OPTION GRANTS IN 1996

                                             NUMBER OF
                                             SECURITIES          PERCENTAGE OF
                                             UNDERLYING          TOTAL OPTIONS                                        GRANT DATE
                                               OPTIONS              GRANTED        EXERCISE OR       EXPIRATION         PRESENT
                                               GRANTED              IN 1996        BASE PRICE           DATE             VALUE
NAME                                            (#)(1)                (%)              ($)                              ($)(2)
------------------                         ----------------    ---------------    -------------   ---------------      --------
John G. Turner                                6,441  (3)             .89             46.5625          02/06/06          100,995
                                             19,330  (3)            2.66             46.5625          02/07/06          303,094
                                             39,229  (3)            5.41             43.6875          07/10/06          571,959

John H. Flittie                              16,161  (3)            2.23             46.5625          02/07/06          253,404
                                              5,767  (4)             .79             52.0625          02/10/03           84,890
                                              6,209  (4)             .86             52.0625          02/11/03           91,396
                                             10,567  (4)            1.46             52.0625          02/10/04          165,691

Steven W. Wishart                             6,441  (3)             .89             46.5625          02/06/06          100,995
                                              2,933  (3)             .40             46.5625          02/07/06           45,989
                                              2,197  (4)             .30             45.3125          02/10/03           28,825

Robert C. Salipante                           6,441  (3)             .89             46.5625          02/06/06          100,995
                                              4,833  (3)             .67             46.5625          02/07/06           75,781
                                              3,791  (4)             .52             48.25            02/11/03           50,686

Michael J. Dubes                              6,441  (3)             .89             46.5625          02/06/06          100,995
                                              3,996  (3)             .55             46.5625          02/07/06           62,657
                                              5,450  (4)             .75             42.9375          02/10/03           66,926
--------------


(1) All options granted may be exercised with cash or already owned shares of Common Stock valued at the time of exercise and include a right to have the Corporation withhold shares upon exercise to satisfy the executive's tax liability incurred as a result of the exercise.

(2) Present values have been estimated using a variation of the Black-Scholes valuation method, assuming a dividend yield of 2.56%, a 36-month volatility factor of .2374, a risk-free rate of return equal to the zero coupon bond interest rate for bonds of the same term issued in the month of each option grant, and exercise at the end of the option term.

(3) Options granted are exercisable with respect to one-third of the underlying shares on each of the first three one-year anniversaries of the date of grant. The options have a term of ten years, subject to earlier termination in certain events related to termination of employment. The options have a replacement (reload) feature which results in the grant of a new option upon the executive's exercise of the option using previously owned shares or cash equivalent. The replacement option's exercise price is the fair market value of the Common Stock on the replacement option grant date, and its term is equal to the remaining term of the option exercised.

(4) Replacement (reload) option awarded on exercise of option with payment made with previously owned Common Stock or cash equivalent. The replacement option has a term equal to the remaining term of the option exercised, has an exercise price equal to the fair market value of Common Stock on the replacement option grant date and may be exercised six months after the date of grant.


                             AGGREGATED STOCK OPTION EXERCISES IN 1996 AND YEAR-END STOCK OPTION VALUES


                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                 SHARES ACQUIRED            VALUE          OPTIONS AT END OF 1996        AT END OF 1996
                                   ON EXERCISE            REALIZED       (EXERCISABLE/UNEXERCISABLE)     (EXERCISABLE/UNEXERCISABLE)
   NAME                                (#)                   ($)                     (#)                           ($)
----------------               -------------------      -------------    --------------------------      ---------------------------
John G. Turner                       9,628                  316,854            135,603/96,542               4,787,492/1,652,057
John H. Flittie                     32,850                  716,923             80,629/59,930               3,027,417/855,354
Steven W. Wishart                    3,322                   50,557            102,971/22,108               3,622,070/429,209
Robert C. Salipante                  6,000                  108,938             37,605/23,388               1,077,926/432,328
Michael J. Dubes                    18,922                  434,536             61,399/27,728               2,247,726/498,633


LONG-TERM INCENTIVE PROGRAM AWARDS

     The Corporation's long-term incentive program provides for payment of awards at the conclusion of three-year performance cycles. Awards are based on the Corporation's quarterly average total shareholder return ("TSR"), for each three-year performance cycle, compared to the quarterly average TSR achieved by a peer group of companies. The peer group is a group of publicly traded companies approved by the Personnel and Compensation Policy Committee which compete in the Corporation's primary lines of business. There are 25 companies in the peer group, including the Corporation and all eight of the companies included in the S&P Life Insurance Index depicted in the performance graph on page 14. At the commencement of each performance cycle, threshold, par and maximum performance level goals are defined as percentile rankings relative to the peer group.
     Awards are determined as a specified percentage of each executive's annualized base salary in effect for the last year of the performance cycle for the Corporation's attainment of the threshold, par or maximum TSR goals for the cycle. Awards for the performance cycle which ended December 31, 1996, are reported as long-term incentive plan payouts in the Summary Compensation Table on page 12. The following table reflects estimates for awards that may become payable to the CEO and other named executive officers for the performance cycles which were in progress during 1996 but which did not end in 1996, if threshold, par or maximum performance is achieved. The amounts shown for each performance level are based on estimates of the executive's annualized base salary for the final year of the performance cycle using an assumed annual salary increase of five percent. Actual base salary amounts may vary from these estimates. Awards under the program made to any participant for a performance cycle may not exceed $2 million. The award for any performance cycle is not earned until the conclusion of the cycle, and the Committee has the right to amend or discontinue the program as to cycles in progress at any time.


                             PERFORMANCE OR OTHER PERIOD             ESTIMATED FUTURE PAY-OUTS UNDER NON-STOCK-PRICE-BASED PLANS
NAME                         UNTIL MATURATION OR PAY-OUT             THRESHOLD ($)           TARGET ($)           MAXIMUM ($)
------------------           ------------------------------          --------------------------------------------------------
John G. Turner                         1995-1997                       110,906                443,625               887,250
                                       1996-1998                       116,452                465,806               931,612

John H. Flittie                        1995-1997                        72,450                289,800               579,600
                                       1996-1998                        76,073                304,290               608,580

Steven W. Wishart                      1995-1997                        39,244                156,975               313,950
                                       1996-1998                        41,206                164,824               329,648

Robert C. Salipante                    1995-1997                        37,406                149,625               299,250
                                       1996-1998                        39,277                157,106               314,213

Michael J. Dubes                       1995-1997                        38,719                154,875               309,750
                                       1996-1998                        40,655                162,619               325,238


Commencing with the 1997-1999 performance cycle, there will be 21 companies in the peer group, including the Corporation.


DEFINED BENEFIT RETIREMENT PLAN

     QUALIFIED DEFINED BENEFIT RETIREMENT PLAN. The following table illustrates the estimated monthly defined benefit retirement benefit payable under the
Corporation's defined benefit retirement plan covering the named executive officers together with amounts that may be payable under supplemental retirement agreements ("SRAs") the Corporation has adopted to replace any qualified defined benefit plan benefits which are limited by operation of certain federal income tax limitations. The Corporation's qualified defined benefit retirement plan provides benefits at normal retirement age 65 for eligible employees who have attained age 21. The plan's normal benefit is a five-year certain and life monthly benefit generally equal to two percent of the last five years' average annual regular salary for each of the first 25 years of credited service plus .6 percent of such salary for each of the next ten years of credited service with an overall maximum of 35 years of service counted, minus two percent of the primary Social Security benefit for each year of credited service not in excess of 25. Final average salary includes regular cash compensation, including any amounts deferred under salary reduction agreements and contributed to the Corporation's 401(k) plan and amounts elected to be applied to purchase certain fringe benefits pursuant to the Corporation's cafeteria plan through salary reduction agreements, but does not include incentive compensation. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes a maximum limit on the annual retirement benefits payable under qualified retirement plans. For 1996, that annual limit was $120,000. In addition, the Internal Revenue Code limits the amount of annual compensation that may be considered under qualified retirement plans. In 1996, that annual limit was $150,000. The table shown below does not take into consideration either of these limitations. The Corporation has adopted SRAs that are designed to replace any pension plan benefits to which a participant would otherwise be entitled but for these limitations. Executive officers of the Corporation, including the named executive officers, are covered under these SRAs. Current compensation covered by a combination of the defined benefit retirement plan and the SRA for each of the named executive officers is as follows: Mr. Turner, $650,000; Mr. Flittie, $460,000; Mr. Wishart, $299,000; Mr. Salipante, $285,000; and Mr. Dubes,
$295,000. Years of credited service for the named executive officers are as follows: Mr. Turner, 29 years; Mr. Flittie, 11 years; Mr. Wishart, 26 years; Mr. Salipante, 4 years; and Mr. Dubes, 29 years. Mr. Flittie has an unfunded agreement which will provide him with a supplemental retirement benefit, payable outside of the plan, based on 25 years of credited service at age 65, less the amount of his actual retirement benefit payable under the plan. The table below shows the estimated monthly retirement benefit from the plan for the salary and length of service shown net of the Social Security offset. The Social Security offset reflected in the table is the maximum primary Social Security benefit for a fully insured retiree at December 31, 1996.


                                                               ESTIMATED FIVE-YEAR CERTAIN AND LIFE MONTHLY ANNUITY AT AGE 65
                                                                                  YEARS OF CREDITED SERVICE
                                                             ----------------------------------------------------------------
FINAL AVERAGE ANNUAL REGULAR SALARY($)                        15             20             25            30             35
--------------------------------------                        --             --             --            --             --
200,000..............................................         4,602         6,136          7,670          8,170         8,670
250,000..............................................         5,852         7,803          9,754         10,379        11,004
300,000..............................................         7,102         9,470         11,837         12,587        13,337
350,000..............................................         8,352        11,136         13,920         14,795        15,670
400,000..............................................         9,602        12,803         16,004         17,004        18,004
450,000..............................................        10,852        14,470         18,087         19,212        20,337
500,000..............................................        12,102        16,136         20,170         21,420        22,670
550,000..............................................        13,352        17,803         22,254         23,629        25,004
600,000..............................................        14,602        19,470         24,337         25,837        27,337
650,000..............................................        15,852        21,136         26,420         28,045        29,670
700,000..............................................        17,102        22,803         28,504         30,254        32,004
750,000..............................................        18,352        24,470         30,587         32,462        34,337
800,000..............................................        19,602        26,136         32,670         34,670        36,670


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Corporation has established a Supplemental Executive Retirement Plan ("SERP") for executive officers selected by the Personnel and Compensation Policy Committee, including all of the officers named in the Summary Compensation Table. Under the SERP, participants whose termination of employment occurs after age 55 and 10 or more years of vesting service, or after age 65 and 5 or more years of vesting service are entitled to a monthly pension beginning at or after age 65, determined as follows: If the participant has completed 10 or more years of credited service, the supplemental benefit is the amount by which 55% of the participant's last five years average annual compensation (salary plus annual bonus) exceeds the SERP offset amount. The SERP offset amount  is  the  sum  of  the  following:  (i)  the  amount  payable  under  the
Corporation's qualified defined benefit retirement plan described above, (ii) the participant's monthly primary Social Security benefit offset determined under the retirement plan as described above, (iii) an amount which approximates the monthly benefit payable to the participant which is attributable to employer contributions under the Corporation's qualified and supplemental defined contribution plans, (iv) the amount of any vested pension earned by the participant under a prior employer's defined benefit plan or under a prior employer's defined contribution plan if that plan was the prior employer's primary retirement plan, and (v) the amount payable under any other supplemental retirement plan or agreement covering the participant. If the participant has less than ten years of credited service, the SERP amount is 10% of the SERP amount determined as described above for each year of the participant's credited service up to 10. The SERP is unfunded. The following table shows selected estimated annual benefits payable under the SERP, calculated as a five years certain and life monthly benefit, assuming retirement at age 65 in 1997, to persons having at least ten years of service and the indicated average annual compensation after reduction for the primary Social Security benefit offset but before reductions for any of the other offsets listed above. For purposes of the SERP, the years of service as of December 31, 1996 for the named executive officers is as follows: Mr. Turner, 29 years; Mr. Flittie, 11 years; Mr. Wishart, 26 years; Mr. Salipante, 4 years; and Mr. Dubes, 29 years. Current compensation covered by the SERP for the named executive officers is as follows:
Mr. Turner,  $1,113,754;  Mr.  Flittie,  $749,592;  Mr. Wishart,  $492,690;  Mr.
Salipante, $450,795; and Mr. Dubes, $422,924.

SALARY + ANNUAL INCENTIVE($)                        ESTIMATED ANNUAL BENEFIT ($)
----------------------------                        ----------------------------

   350,000                                                    176,588
   400,000                                                    204,088
   450,000                                                    231,588
   500,000                                                    259,088
   550,000                                                    286,588
   600,000                                                    314,088
   650,000                                                    341,588
   700,000                                                    369,088
   750,000                                                    396,588
   800,000                                                    424,088
   850,000                                                    451,588
   900,000                                                    479,088
   950,000                                                    506,588
 1,000,000                                                    534,088
 1,050,000                                                    561,588
 1,100,000                                                    589,088
 1,150,000                                                    616,588
 1,200,000                                                    644,088
 1,250,000                                                    671,588
 1,300,000                                                    699,088
 1,350,000                                                    726,588
 1,400,000                                                    754,088
 1,450,000                                                    781,588
 1,500,000                                                    809,088


CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

     The Corporation has management agreements with each of its executive officers. If, following a change in control of the Corporation, an executive's employment is involuntarily terminated as defined in the agreements, the executive may, depending upon the timing and subject to certain limitations, be entitled to receive lump-sum cash severance compensation equal to three times the sum of (i) the executive's base annual salary in effect at the time of termination of employment plus (ii) the average annual bonus payable to the executive for the shorter of the most recent completed three years or the actual period of the executive's employment with the Corporation or its subsidiaries. The executive is also entitled to continuation of certain insurance benefits and to receive a lump-sum cash payment of the present value of the additional qualified and nonqualified supplemental defined benefit pension benefits which the executive would have earned had employment continued to the earlier of three years following termination of employment or to age 65. In addition, all stock options granted to the executive vest and become exercisable upon a change of control, and all restrictions on any restricted shares of Common Stock granted to the executive lapse upon such change of control. The Corporation will also reimburse an executive for legal expenses incurred to resolve disputes under the agreements.
     The Corporation has established grantor trusts under which the Corporation may set aside funds to satisfy the obligations of the Corporation and its subsidiaries under their incentive compensation plans, deferred compensation programs and supplemental profit sharing plans. The Chief Executive Officer of the Corporation, subject to approval of the Personnel and Compensation Policy Committee, may cause the Corporation to set aside funds pursuant to the trust instruments, except that in the event of a change of control of the Corporation, the trusts provide that such funds shall automatically be irrevocably contributed to the trusts.
     Under the terms of the stock options granted to directors, officers and key employees, if there is a change in control of the Corporation, as defined in the Corporation's stock option plans, the portion of any outstanding options in which the grantee is not vested shall immediately vest and become exercisable.
     The Board of Directors has adopted a policy providing that the Corporation's health, welfare and severance plans and policies shall not be changed, except as legally required, for three years following a change in control of the Corporation and has approved amendments to the Corporation's qualified retirement plans which provide full vesting of accrued benefits for participants whose employment terminates under certain circumstances within three years following a change of control of the Corporation.


DIRECTORS' COMPENSATION

     ANNUAL RETAINER AND MEETING FEES. Directors of the Corporation, except directors who also serve as officers, are currently paid an annual retainer of $22,500. The Board of Directors has voted to increase this retainer to $24,000 for the board year which commences on the date of the Corporation's 1997 Annual Meeting The annual retainer for directors who also serve as Chair of a Committee of the Board of Directors is currently $24,500 and will increase to $28,000 following the Corporation's 1997 Annual Meeting. Directors, except those who also serve as officers, also receive a meeting fee of $1,000 for each Board or Committee meeting attended.
     Pursuant to amendments to the ReliaStar Stock Ownership Plan for Nonemployee Directors ("Directors' Stock Plan") approved by shareholders at the Corporation's 1996 Annual Meeting, directors are required to receive payment of 30% of their annual retainer in shares of the Corporation's Common Stock ("Shares"). Directors also may elect to receive Shares in payment of all or a portion of the balance of their annual retainer and meeting fees. Directors may elect to have any annual retainer or meeting fees otherwise payable in Shares credited to a Deferred Share Account pursuant to the terms of the Directors' Stock Plan. Directors may also elect to defer fees otherwise payable in cash pursuant to the terms of the ReliaStar Deferred Compensation Plan for Nonemployee Directors ("Directors' Deferred Compensation Plan").
     DEFERRED SHARE ACCOUNT. Pursuant to the director's written election in advance of any board year, any annual retainer or meeting fee amounts otherwise payable to the director in Shares shall be credited to a Deferred Share Account on the date payable with the number of Deferred Share Account units equal to the number of such Shares. The Deferred Share Account is an unsecured bookkeeping account in which the Corporation's liability is measured by and is payable in Shares. On any date that cash dividends are payable on the Shares, additional units shall be credited to the Deferred Share Account in a dollar amount equal to the dividends which would be paid if the units credited to such account on the dividend record date were Shares. The Corporation has designated, as a funding vehicle for its liability under the Deferred Share Accounts, a rabbi trust with an independent trustee. The trust is funded with Shares held by the trustee in its name, on a commingled basis, and all assets of the trust are subject to the claims of the general creditors of the Corporation. The Shares held in the trust are voted by the trustee in its discretion, provided that each director having units in the Deferred Share Account may instruct the trustee with respect to the voting of a fraction of the Shares held by the trust on the applicable record date, the numerator of which is the number of units credited to the director's Deferred Share Account as of the record date and the denominator of which is the total number of Share units credited to all Deferred Share Accounts on that date.
     DIRECTORS' DEFERRED COMPENSATION PLAN. Under the terms of the Directors' Deferred Compensation Plan, directors may elect to defer all or a portion of the annual retainer not required to be paid in stock and meeting fees which are payable in cash in an unfunded, unsecured deferred cash account. In 1996, the Board Affairs Committee amended the Directors' Deferred Compensation Plan to permit directors a one time irrevocable election to convert all or a portion of their existing deferred cash accounts credited for previous Board service under the Directors' Deferred Compensation Plan to Deferred Share Account units at the closing price of the Shares on the date of conversion. These Deferred Share Accounts are the same in all material respects as described above. The Corporation designated the rabbi trust described above as a funding vehicle for Deferred Share Accounts under the Directors' Deferred Compensation Plan. The Corporation transferred treasury shares to the rabbi trust equal to the number of Deferred Share Account units resulting from the conversion.
     DIRECTORS' STOCK OPTIONS. The Directors' Stock Plan also provides for annual nondiscretionary grants of options to purchase 1,250 Shares to be made on the date of each Annual Meeting to each nonemployee director whose term continues past the Annual Meeting. Pursuant to the Directors' Stock Plan, options to purchase 1,250 Shares at $43.875 per share were granted to each such nonemployee Director on May 9, 1996. The exercise price of the options is the fair market value, as defined in the Directors' Stock Plan, of the Shares as of the date of grant, and each option is for a term of ten years. The options are nonqualified stock options which are intended not to qualify as incentive stock options under the provisions of Section 422 of the Code. Options may be exercised by payment of cash or transfer of Shares already owned by the director with a market value equal to the exercise price. The exercise price also may be paid by delivering instructions to the Corporation to withhold from the Shares that would otherwise be issued upon exercise that number of Shares having a fair market value equal to the exercise price.
     Options granted to the director vest and become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant. A director whose service as a director terminates before the award is vested will forfeit any nonvested options upon termination of service unless such termination is a qualified termination. A qualified termination is termination of service due to the director's death or disability or retirement from the Board in accordance with the Board's policy on retirement of nonemployee directors then in effect. In the event of a director's qualified termination, any nonvested stock options granted to the director immediately shall vest and become exercisable. Options granted under the Directors' Stock Plan are exercisable only by the director or by his or her beneficiary in the event of the director's death during the option term. In no event shall any option granted be exercisable at any time after ten years plus one day after the date the option is granted.
     OTHER COMPENSATION. The Corporation also has a retirement plan for its nonemployee directors. Under this plan, retiring directors who have served on the Board as nonemployee directors for at least five years are eligible to receive an annual benefit equal to the annual retainer in effect on the director's last day of service on the Board. This benefit is payable in cash for a period equal to the shorter of term of service as a nonemployee director or fifteen years. In addition, Mr. James also received $13,000 in fees for his service as Chairman of the Northern Life Advisory Board, an advisory board of a subsidiary of the Corporation, and will receive an annual retainer of $6,000 for his services in this capacity during 1997, plus $1,000 for each Northern Life Advisory Board meeting attended during 1997.


                                   PROPOSAL 2

           PROPOSAL TO APPROVE THE RELIASTAR 1993 STOCK INCENTIVE PLAN
                                   AS AMENDED

     At the Annual Meeting of the Corporation, the shareholders will consider and vote upon a proposal, recommended by the Board of Directors, to approve the ReliaStar 1993 Stock Incentive Plan ("Plan"), as amended. On November 14, 1996, the Personnel and Compensation Policy Committee ("Committee") adopted the Plan, as amended, subject to shareholder approval. The Plan, which was approved by shareholders in 1993, is designed to attract, retain and motivate management and key employees and assist in aligning their interests with those of the
Corporation's shareholders by increasing and expanding stock ownership by management and key employees. The Plan provides for the award of restricted and unrestricted shares of Common Stock directly and pursuant to the Corporation's annual and long-term incentive compensation programs. In addition, the Plan provides for the grant of stock options. The amendments to the Plan do not materially change the basic terms of the Plan or increase the number of shares authorized to be granted as previously approved by the shareholders. The amendments to the Plan, as adopted by the Committee, are as follows: (i) an amendment required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which is necessary to assure that gains from stock option exercises by executive officers named in the proxy statement will continue to be excluded from the $1 million annual limit on the Corporation's tax deduction for executive compensation paid to certain executives; and (ii) an amendment to delete language currently in the Plan which requires shareholder approval of certain Plan amendments.
     SECTION 162(m) AMENDMENT. Section 162(m) of the Code prohibits a publicly traded corporation from deducting compensation in excess of $1 million per taxable year paid to any person who, on the last day of the taxable year, is the CEO or one of the four most highly compensated executive officers other than the CEO. Under Code Section 162(m), compensation that qualifies as "performance-based compensation" is not counted for purposes of the $1 million limit. In addition to other requirements, compensation will be considered "performance-based" if it is paid pursuant to a plan the material terms of which are disclosed to and approved by shareholders prior to the payment of such compensation. In addition, Section 162(m) requires plans which allow grants of stock options to state a limit on the number of stock options that can be granted to any one individual in any one plan year. The amended Plan sets at 750,000 the maximum number of shares with respect to which stock options may be awarded to any individual participant in any Plan year. The Board of Directors deems it to be in the best interests of the Corporation and its shareholders to preserve, insofar as possible, the Corporation's tax deduction for compensation in excess of $1 million paid to its executive officers. Shareholder approval of the Plan, as amended, is required to ensure that certain awards granted under the Plan will continue to be fully tax deductible pursuant to Code Section 162(m).
     PLAN AMENDMENT PROVISION. The amended and restated Plan also deletes language currently in the Plan which requires shareholder approval of any amendment which materially increases benefits accruing to participants under the Plan, which materially increases the number of securities which may be issued under the Plan, or which materially modifies the requirements as to eligibility for participation in the Plan. The Plan provision being deleted was originally set forth in the Plan in order to comply with rules promulgated under Section 16 of the Securities Exchange Act of 1934 related to short-swing profit insider trading liability. Recent amendments to the Section 16 rules have made it unnecessary for the Plan document to recite these restrictions. By deleting this provision, it will be possible for the Committee to consider and adopt certain kinds of Plan amendments in the future without submitting the amendments to a vote of shareholders. The amendments which could be so adopted by the Committee include amendments which could increase the cost of the Plan to the Corporation and amendments which may alter the allocation of the benefits under the Plan as between the persons and groups specified in the table of Plan benefits shown below. Specific amendments have not been determined, but could include amendments which expand the group of employees who are eligible to participate in the Plan. Under federal tax law, however, shareholder approval will continue to be required for any amendments which would increase the number of shares available under the Plan for the grant of incentive stock options, or which would expand the class of employees eligible to receive incentive stock options, or which would increase the number of stock options that could be granted to any Plan participant. In addition, current New York Stock Exchange Rules to which the Corporation is subject also require shareholder approval of any amendment which would increase the number of shares reserved for issuance under the Plan. Notwithstanding the deletion of this provision from the Plan document, it is the Corporation's intention to continue to seek shareholder approval of amendments for which such approval is required, in the opinion of its counsel, as a matter of tax law or New York Stock Exchange Rules, or which is otherwise legally required.
     The Board of Directors believes it is in the Corporation's best interests for shareholders to approve these amendments to the Plan and therefore recommends that shareholders vote FOR the proposal to approve the Plan, as amended.


                                 SUMMARY OF PLAN

     The following description of the primary features of the Plan, as amended, is qualified in all respects by reference to the full text of the Plan, a copy of which is available from the Corporation.

ADMINISTRATION: The Plan is administered by the Committee. The Committee has full authority to designate plan participants, to determine the timing and amount of participants' awards, to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

ELIGIBLE EMPLOYEES: All key employees of the Corporation or any subsidiary of the Corporation in which the Corporation has a 50% or more interest are eligible to participate in the Plan. Based on the Corporation's present employment, the number of key employees currently eligible to participate in the Plan is approximately 300 employees.

SHARES SUBJECT TO THE PLAN: Prior to January 1, 1997, the total number of shares that could be delivered or purchased under the Plan was limited to 2,400,000 shares. Pursuant to the Plan's "evergreen" provision as originally approved by shareholders in 1993, on January 1, 1997, all shares then available for delivery or purchase under the Plan plus two percent (2%) of the Corporation's total issued and outstanding shares as of January 1, 1997 became available for delivery or purchase under the Plan, such that as of January 1, 1997, a cumulative total of 3,200,334 shares were available for delivery or purchase under the Plan. On January 1 of each subsequent year the Plan is in effect, all shares then available for delivery or purchase under the Plan plus two percent of the Corporation's total issued and outstanding shares as of that date shall become available for delivery or purchase under the Plan. The amount of shares available for delivery or purchase in any one calendar year includes any shares available in the previous year or years but not issued in such year or years. Notwithstanding any adjustment in the number of shares subject to the Plan made pursuant to this provision, the Plan provides that no more than 2,400,000 shares shall be cumulatively available for grant of incentive stock options. The Plan permits the use of either authorized and unissued shares or shares reacquired by the Corporation, including treasury shares. As amended, the Plan limits the number of shares which may be granted to any single participant in any one Plan year to 750,000. Shares issued under the Plan may be either restricted or unrestricted. Shareholders of the Corporation have no preemptive rights with respect to the shares issued pursuant to the Plan.

PLAN TERM: The Plan will remain in effect until January 13, 2003, unless terminated earlier by the Committee.

VESTING: Stock options and shares awarded under the Plan are either 100% vested as of the date of grant or may be subject to a vesting schedule determined by the Committee which may, at the Committee's discretion, provide for accelerated vesting in the event of a change of control of the Corporation.

RIGHTS AS A SHAREHOLDER: A Plan participant has no rights as a shareholder with respect to any unrestricted shares issued or shares covered by any stock options granted under the Plan until the date a stock certificate is issued. With respect to restricted shares, a participant may be entitled to receive dividends and to vote such shares, but may not otherwise be entitled to dispose of or otherwise assign the shares during the restricted period.

DEPOSIT SHARE PROGRAM: The Plan's deposit share program allows eligible participants to elect to deposit certain shares with the Corporation and to receive a restricted stock award for each share deposited. The eligible participants and the number of shares permitted to be deposited with the Corporation are determined annually by the Committee. Based on current employment, approximately 65 employees are currently eligible to participate in this program. The Committee has established for each such participant a share ownership target (a multiple of base salary) to be achieved over a seven-year period. To receive a restricted share award under this program, a participant must elect at least 30 days prior to the payment date of an award under an executive compensation program to deposit shares with the Corporation. Once the shares are deposited with the Corporation, the Corporation shall match the shares deposited with up to one restricted share for each share deposited by the participants, as determined by the Committee. The restricted shares deposited by the Corporation shall vest in accordance with vesting provisions determined by the Committee. With respect to all grants made to date under the Plan, the Committee has provided that one-half of the restricted shares shall vest after three years and one-half shall vest after five years from the date of the deposit. The shares deposited by the participant may be withdrawn prior to the vesting of the restricted matching shares, at which time the participant's right to a proportional amount of nonvested restricted shares shall terminate. Except in the event of a disability or retirement, as defined in the Plan, and death, upon a participant's termination of employment with the Corporation, the nonvested shares shall be forfeited unless the Committee determines otherwise.

TERMINATION AND AMENDMENT OF THE PLAN: The Committee has the authority, without further action on the part of shareholders, to suspend, amend, or terminate the Plan. However, shareholder approval may be required as a matter of law as to certain kinds of amendments, such as amendments which increase the number of shares subject to the Plan, amendments which materially increase the number of shares which may be issued pursuant to incentive stock options granted under the Plan, amendments which materially expand the class of employees eligible to receive incentive stock options, or amendments which would increase the number of options that could be granted to any participant. The Plan permits the Committee to amend an outstanding option or restricted share agreement, including an amendment which accelerated the vesting date of the option.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS: Under current federal tax law, a participant who is granted an incentive stock option does not realize any taxable income at the time of grant or at the time of exercise. However, the excess of the fair market value of the shares on the date of exercise over the option price is a preference item for purposes of the alternative minimum tax. The Corporation is not entitled to any deduction at the time of grant or at the time of exercise of an incentive stock option. A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but generally does have taxable income at the time of exercise equal to the excess of the market value of the shares on the exercise date over the option price. The Corporation is entitled to a deduction at the time the optionee has income in an amount equal to such income. Upon disposition of shares acquired through exercise of an option, the participant will recognize gain or loss measured by the difference between the amount received and the participant's adjusted basis for the shares. Shares acquired pursuant to an incentive stock option will generally have an adjusted basis equal to the option price, whereas shares acquired pursuant to a nonqualified stock option will generally have an adjusted basis equal to the fair market value of the shares on the date of exercise. The Corporation is generally not entitled to a deduction at the time a participant disposes of the shares.

STOCK OPTION PROVISIONS: Stock options granted under the Plan are subject to the following additional terms and conditions:
     OPTION PRICE. The exercise price of options will equal the fair market value of Common Stock on the date of grant which is the average of the highest and lowest market prices for Common Stock as reported on the consolidated transaction reporting system for the New York Stock Exchange. The fair market value of incentive stock options first exercisable in one year may not exceed $100,000 as of the date of grant. The fair market value of Common Stock as of March 10, 1997 was $64.4375.
     OPTION TERM. The period within which options may be exercised will be determined by the Committee. In no event are incentive stock options exercisable later than ten years after the date of grant, and nonqualified stock options may not be exercised later than ten years and one day after the date of grant. Participants forfeit any options not exercised within the applicable option term.
     REPLACEMENT STOCK OPTIONS. An option may, at the Committee's discretion, include the right to acquire a replacement stock option ("RSO"). The Committee may also grant separate options ("Separate Options") which include an RSO feature with respect to options issued under the Plan not containing an RSO feature. Upon exercise of an option with an RSO feature or a related Separate Option using stock held at least six months or using cash, the employee is granted an RSO to purchase, at the fair market value as of the date of the option exercise, such number of shares as determined by the Committee, but not in excess of the number of whole shares used by the employee in payment of the purchase price (or would have been used if shares had been tendered instead of cash) and the number of whole shares, if any, withheld by the Corporation or remitted by the employee as payment for withholding taxes. An RSO may be exercised between the date six months after the date of grant and the date of expiration which will be the same as the date of expiration of the option to which the RSO is related. An RSO shall not contain an RSO feature and a Separate Option shall not be granted with respect to an RSO. The RSO features of an option and Separate Options are subject to cancellation by the Committee at any time in the Committee's sole discretion.
     TERMINATION OF EMPLOYMENT OR DEATH. Incentive stock options must generally be exercised within three months of a participant's termination of employment. If termination is due to disability or death, the time period within which a participant or beneficiary may exercise incentive stock options is increased to one year in the case of disability and five years in the event of the participant's death. The Plan also permits the Committee to grant to certain participants incentive stock options which, if not exercised within the time periods applicable to incentive stock options following the participant's termination of employment, shall thereupon become nonqualified stock options exercisable during the time periods applicable to such nonqualified stock options. In no event, however, are incentive stock options exercisable more than ten years after the date of grant. For nonqualified stock options, if a termination qualifies as a retirement under a qualified plan of the Corporation or termination is due to disability, the participant has five years (or the remaining term of the option, if earlier) within which to exercise any outstanding nonqualified stock options, and the participant will immediately vest in all previously granted nonqualified stock options. To the extent a participant's termination of employment is due to his death, or his death occurs after a termination, the participant's beneficiary has the time period remaining to the participant, had the participant lived, in which to exercise the option. Any nonqualified option that is not vested prior to the termination caused by the participant's death shall immediately vest on the date of death. Upon a participant's termination of employment for any reason other than retirement, disability or death, the participant or, if applicable, his beneficiary will have 60 days (or such longer period as determined by the Committee) from the date of such termination to exercise an option in which the participant is vested, and such participant will forfeit all nonvested options.
     PAYMENT FOR STOCK OPTIONS. Upon exercise of an option, participants must pay for shares in full, by certified check, cashier's check or money order. In lieu of paying for shares in this manner, the participant may pay all or part of the exercise price by delivering to the Corporation owned and unencumbered shares of common stock of the Corporation having a fair market value as of the date of exercise equal to or less than the exercise price of the option exercised, with cash for the remainder, if any, of the exercise price.
     The benefits that will be received by or allocated to the following individuals or groups under the Plan, as amended, for the Plan year ending December 31, 1997 are not yet determinable because such awards are granted by the Committee, in its discretion, based in part on performance for the 1997 Plan year. If the Plan, as amended, had been in effect during 1996, however, the awards made thereunder would have been identical to the awards actually made for the 1996 Plan year under the Plan prior to the amendment. These awards are shown in the Summary Compensation Table on page 12 and in the following table:


                                                                       STOCK OPTIONS             RESTRICTED STOCK
NAME AND POSITION                                                      NUMBER OF UNITS (#)       DOLLAR VALUE ($)
-----------------                                                      -------------------       ----------------
John G. Turner, Chairman and Chief                                            65,000                    60,009
  Executive Officer
John H. Flittie, President and Chief Operating Officer                        38,704                    36,544
Steven W. Wishart, Senior Vice President                                      11,571                         0
Robert C. Salipante, Senior Vice President                                    15,065                    20,869
Michael J. Dubes, Senior Vice President                                       15,887                    17,252
Executive Group                                                              185,609                   169,919
Non-executive Director Group                                                       0                         0
Non-executive Officer Employee Group                                         436,672                   217,312



                        SHAREHOLDER APPROVAL OF THE PLAN

     The affirmative vote of a majority of the outstanding shares of stock of the Corporation present or represented and entitled to vote at the meeting is required to approve the Plan, as amended. The Board of Directors recommends that shareholders vote FOR the proposal to approve the Plan, as amended.


                                   PROPOSAL 3

          PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE
         THE CORPORATION'S CAPITAL STOCK FROM NO PAR VALUE TO $.01 PAR
                                VALUE PER SHARE

     The shareholders of the Corporation at the 1996 Annual Meeting approved an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock of the Corporation authorized for issuance from 100 million to 200 million. With this amendment, the total number of shares of all classes of capital stock which the Corporation is authorized to issue is 207 million shares, consisting of 7 million shares of Preferred Stock and 200 million shares of Common Stock. In the period since the 1996 Annual Meeting, the Corporation has not had a need to issue shares of Common Stock authorized for issuance by this amendment. Accordingly, the Corporation has refrained from filing the amendment, and the amendment is not yet effective.
     The Board of Directors now proposes that the shareholders modify the amendment prior to its filing to provide that all shares of the capital stock of the Corporation have a nominal par value of $.01 per share. At present, the capital stock has no par value per share.
     The reason for the proposed modification of the amendment is to enable the Corporation to reduce substantially the filing fee payable to the Delaware Secretary of State in connection with the increase in the number of authorized shares of Common Stock. The Board of Directors believes that, except for the different filing fee treatment, there is no functional difference under Delaware law, under the accounting principles used by the Corporation or otherwise, between capital stock with no par value per share and capital stock with a nominal par value per share.
     If the shareholders do not approve the proposed modification of the amendment at the 1997 Annual Meeting, the Corporation will proceed to file the amendment as originally approved in 1996. In such event, the number of authorized shares of Common Stock would increase, but there would not be a change in the par value of the capital stock.
     Because the proposed modification of the amendment will enable the Corporation to realize a significant filing fee savings, the Board of Directors believes that approval of the proposal is in the best interests of the Corporation and its shareholders.
     If the proposed modification of the amendment is approved, the first sentence of Article Fourth of the Corporation's Certificate of Incorporation would be amended to read as follows:

      "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is
      207,000,000 shares, consisting of 7,000,000 shares of Preferred Stock, par value $.01 per share, and 200,000,000 shares of Common Stock, par value $.01 per share."

     The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the meeting and eligible to vote will be required to approve the proposed modification of the amendment to the Corporation's Certificate of Incorporation. The Board of Directors recommends that the shareholders vote FOR the proposed modification to the amendment to the Corporation's Certificate of Incorporation.


                                   PROPOSAL 4


                      PROPOSAL TO RATIFY THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     At the Annual Meeting shareholders will consider a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for 1997. Deloitte & Touche LLP served as independent public accountants for the Corporation for 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.
     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Corporation for 1997. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their proxies.




Dated March 25, 1997



                                 RELIASTAR 1993
                              STOCK INCENTIVE PLAN

                 (AS AMENDED AND RESTATED EFFECTIVE MAY 8, 1997)


                                   ARTICLE I.
                                     GENERAL

     Sec. 1.1 NAME OF PLAN. The name of the plan set forth herein is "ReliaStar 1993 Stock Incentive Plan" (the "Plan").

     Sec. 1.2 PURPOSES. The purposes of the Plan are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of ReliaStar Financial Corp. ("Corporation") and its Subsidiaries, to assist the Corporation in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such employees with those of the Corporation's shareholders.

     Sec. 1.3 EFFECTIVE DATE. The effective date of the Plan is January 14, 1993, the date on which it was approved by the Board of Directors of the Corporation; provided, however, that all Awards hereunder shall be subject to approval of the Plan by the holders of a majority of the outstanding shares of the Corporation's stock present or represented and entitled to vote on it at a duly held meeting of shareholders. The effective date of the Plan as amended and restated is the date on which it is approved by the holders of a majority of the outstanding shares of the Corporation's stock present or represented and entitled to vote on it at a duly held meeting of shareholders.

     Sec. 1.4 NUMBER OF SHARES. Subject to adjustments contemplated by Sec. 5.2 hereof, the Shares that may be delivered or purchased under the Plan prior to January 1, 1997 shall not exceed the sum of two million four hundred thousand (2,400,000) Shares. Commencing on January 1, 1997, all Shares not previously delivered or purchased under the Plan plus two percent (2%) of the total issued and outstanding Shares as of January 1, 1997 and each subsequent year the Plan is in effect shall be available for delivery or purchase under the Plan. The amount of Shares available for delivery or purchase in any one calendar year shall include any such Shares available in the previous year or years but not delivered or purchased in such year or years, provided that no more than two million four hundred thousand (2,400,000) Shares shall be cumulatively available for the grant of Incentive Stock Options. Shares to be delivered or purchased under the Plan may be authorized and unissued shares or issued shares reacquired by the Corporation including treasury Shares. Subject to the adjustments contemplated by Sec. 5.2 hereof, and only to the extent required in order for Stock Options under the Plan to qualify for the performance-based compensation exception described in Sec. 162(m) of the Code, the maximum number of Shares with respect to which Stock Options may be awarded to any individual Participant in any calendar year shall be 750,000.


                                   ARTICLE II.
                                   DEFINITIONS

     Sec. 2.1 AWARD. "Award" means a grant of Stock Options, Stock Awards, or Restricted Stock Awards, or a combination thereof, under the Plan.

     Sec. 2.2 BENEFICIARY. "Beneficiary" means the person or persons designated as such by a Participant's will or pursuant to the laws of decent and distribution.

     Sec. 2.3 BOARD OF DIRECTORS. "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     Sec. 2.4 BONUS DETERMINATION DATE. "Bonus Determination Date" means the date as of which the dollar amount of a Qualified Bonus has been determined and approved by the Committee, and the Committee has determined that all or a portion thereof shall be paid in the form of a Stock Award.

     Sec. 2.5 CHIEF EXECUTIVE OFFICER. "Chief Executive Officer" means the chief executive officer of the Corporation.

     Sec. 2.6 CODE. "Code" means the Internal Revenue Code as amended from time to time.

     Sec. 2.7 COMMITTEE. "Committee" means the members of the Personnel and Compensation Policy Committee of the Board of Directors exclusive of any member who is not "disinterested" within the meaning of Regulation ss.240.16b-3 under the Exchange Act, as applicable to the Corporation at the time in question.

     Sec. 2.8 CORPORATION. "Corporation" means ReliaStar Financial Corp.

     Sec. 2.9 DATE OF GRANT. "Date of Grant" means the date designated in a resolution by the Committee as the date for granting Stock Options. If the Committee does not designate a Date of Grant in its resolution, the Date of Grant shall be the date of the Committee's resolution.

     Sec. 2.10 FAIR MARKET VALUE. "Fair Market Value" as applied to a specific date means the average of the highest and lowest market price of Shares, as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if Shares were not traded on such date, on the next preceding day on which the Shares were traded.

     Sec. 2.11 INCENTIVE STOCK OPTIONS. "Incentive Stock Options" means Stock Options that are intended to qualify under Section 422 of the Code.

     Sec. 2.12 NONQUALIFIED OPTIONS. "Nonqualified Options" means Stock Options that are not intended to qualify under Section 422 of the Code.

     Sec. 2.13 PARTICIPANT. A "Participant" means a person designated as such by the Committee for participation in the Plan.

     Sec. 2.14 PLAN YEAR. "Plan Year" means a one-year period commencing on January 1 of a calendar year and ending on December 31 of such calendar year.

     Sec. 2.15 QUALIFIED BONUS. "Qualified Bonus" means a bonus to which a Participant is entitled under the terms of a bonus plan or program of the Corporation or a Subsidiary which permits, subject to the Committee's approval, payment of all or a portion of such bonus in the form of a Stock Award pursuant to the terms of this Plan.

     Sec. 2.16 RESTRICTED STOCK AWARD. "Restricted Stock Award" means Shares awarded to a Participant by the Committee pursuant to Article VIII hereof, which shares are subject to certain terms, conditions and restrictions.

     Sec. 2.17 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Sec. 2.18 SHARES. "Shares" means shares of common stock of the Corporation.

     Sec. 2.19 STOCK AWARD. "Stock Award" means Shares awarded to a Participant by the Committee pursuant to the terms of Article VII hereof.

     Sec. 2.20 STOCK OPTION. "Stock Option" or "Stock Options" means an option or options granted to a Participant to purchase Shares from the Corporation. As to Participants who are subject to Section 16 of the Exchange Act, Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Stock Options are subject to the terms of Article VI hereof.

     Sec. 2.21 SUBSIDIARY. "Subsidiary" means a subsidiary of the Corporation in which the Corporation has a fifty percent (50%) or more interest.

     Sec. 2.22 TEN PERCENT SHAREHOLDER. "Ten Percent Shareholder" means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors, or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, or trust of which said individual is a shareholder, partner or beneficiary.


                                  ARTICLE III.
                             ADMINISTRATION OF PLAN

     Sec. 3.1 ELIGIBILITY. Any key employee of the Corporation or a Subsidiary who has been designated as a Participant by the Committee is eligible to participate in the Plan. No member of the Committee is eligible to participate in the Plan. The Committee may designate one or more classes of Participants under the Plan.

     Sec. 3.2 COMMITTEE. The Plan shall be administered by the Committee. Members of the Committee shall serve at the pleasure of the Board.

     Sec. 3.3 POWERS OF COMMITTEE. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted Awards under the Plan, to determine the type, size and terms of Awards to be made to each employee selected, to determine the time when Awards will be granted, and to establish objectives and conditions for earning Awards. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it, shall be conclusive and binding on all parties concerned, including the Corporation, its Subsidiaries, its shareholders, Plan Participants and any employee of the Corporation or its Subsidiaries. The Committee may delegate duties to any person or persons; provided, no delegation of duties is permitted which would cause the Plan not to satisfy the disinterested administration requirement of Exchange Act Rule 16b-3.

     Sec. 3.4 DECISIONS OF THE COMMITTEE. Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of those members present and voting at a properly convened meeting of the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment whereby all meeting participants can hear each other and such participation will constitute presence in person at the meeting. A majority of all members of the Committee shall constitute a "quorum" for Committee business. The Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Committee, and any such written determination shall be as fully effective as a majority vote of members constituting a quorum at a meeting. Any decision made or action taken by the Committee in connection with the Plan shall be final and conclusive as to all parties involved.


                                   ARTICLE IV.
                                     AWARDS

     Sec. 4.1 TYPES. Awards under the Plan may include Stock Awards, Stock Options, Restricted Stock Awards or a combination thereof as the Committee shall determine. Stock Options shall be subject to the provisions of Article VI hereof, Stock Awards shall be subject to the provisions of Article VII hereof, and Restricted Stock Awards shall be subject to the provisions of Article VIII hereof.

     Sec. 4.2 PERFORMANCE GOALS. The Committee may establish meaningful performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Corporation and its Subsidiaries as it may select.

     Sec. 4.3 GUIDELINES. The Committee may from time to time adopt written policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to Participants and the conditions for payment of such Awards.

     Sec. 4.4 VESTING. The Committee may determine that all or a portion of a payment to a Participant under the Plan, whether it is to be made as a Stock Award, Restricted Stock Award or Stock Options or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

     Sec. 4.5 ASSIGNMENT OR TRANSFER. No Awards under the Plan or rights or interests in the Plan shall be assignable or transferable by a Participant, voluntarily or involuntarily, except by the will or the laws of descent and distribution. For the purposes of this Sec. 4.5, and original deposit, as defined in Sec. 8.6(a), is not considered an Award under, or right or interest in Plan. During the lifetime of a Participant, Awards are exercisable only by, and payable only to, the Participant.

     Sec. 4.6 AGREEMENTS. All Awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.


                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

     Sec. 5.1 RIGHTS AS SHAREHOLDER. A Participant under the Plan shall have no rights as a shareholder with respect to Awards under the Plan unless and until certificates for such Shares are issued to the Participant. The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards under the Plan.

     Sec. 5.2 DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Shares by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the Awards under it as the Committee determines are necessary and appropriate, including, if necessary, any adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any Participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

     Sec. 5.3 COMPLIANCE WITH LAW AND APPROVAL BY REGULATORY BODIES. No Stock Option shall be exercisable, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment shall be made except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Shares are listed. The Corporation shall have the right to rely on the opinion of its counsel as to such compliance. If, in the opinion of the Corporation's counsel, the transfer, issuance or sale of any Shares under the Plan shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by such counsel to be necessary for such transfer, issuance or sale, the Corporation shall not be obligated to transfer, issue or sell such Shares. Any share certificate issued may bear such legends and statements as the Committee may deem advisable or desirable. Further, in connection with any sale, issuance or transfer hereunder, the Participant acquiring the Shares shall, if requested by the Corporation, give satisfactory assurances to the Corporation's counsel that the Shares are being acquired for investment and not with a view to resale or distribution thereof and provide any other assurance as the Corporation may deem desirable.

     Sec. 5.4 AMENDMENT OF PLAN. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously made under the Plan. With the consent of the affected Participant, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     Sec. 5.5 DURATION OF PLAN. Unless the Plan is terminated earlier by the Committee, the Plan shall remain in full force and effect until the close of business on January 13, 2003, at which time the right to grant Awards under the Plan shall terminate unless the Corporation's shareholders approve an extension or renewal. Any awards granted under the Plan on or before January 13, 2003, shall continue to be governed thereafter by the terms of the Plan and of the Awards; provided if the Corporation terminates the Plan, Stock Options not vested on the date of the Plan termination are, unless otherwise determined by the Committee, forfeited.

     Sec. 5.6 WITHHOLDING OF TAXES. There shall be deducted from all distributions under the Plan the amount of any taxes which the Corporation or Subsidiary may be required to withhold by any federal, state, or local government. In addition, there shall be deducted any other amount required by law or by order of a court or government agency to be withheld from payments to any Participant. With respect to Stock Awards and Restricted Stock Awards, the Corporation shall have the right to require payment of any such taxes through withholding from the Participant's salary or otherwise. Participants and their personal representatives shall be responsible for payment of any and all federal, state, local, foreign, or other taxes imposed on amounts paid under the Plan. The Corporation and its Subsidiaries assume no responsibility for the tax consequences to the Participant for his/her participation in the Plan. Subject to rules established by the Committee, withholding required by this Sec. 5.6 may be satisfied by (i) the Company withholding shares issued on exercise or award or (ii) the Participant delivering Shares owned by Participant, having a Fair Market Value as of the date of delivery equal to or less than the amount required to be withheld pursuant to this Sec. 5.6.

     Sec. 5.7 NOT AN EMPLOYMENT CONTRACT. Neither the Plan nor participation in the Plan shall be construed as creating any agreement as to continued employment with the Corporation or any of its affiliates.

     Sec. 5.8 TRANSFER OF EMPLOYMENT. For purposes of the Plan, transfer of employment between the Corporation, its Subsidiaries or affiliates (affiliates shall not apply for Incentive Stock Options) shall not be deemed a termination of employment.

     Sec. 5.9 UNFUNDED PLAN. The Plan shall be unfunded, and the Corporation shall not be required to segregate any assets that may represent Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under the Plan shall be based solely upon the contractual obligations created pursuant to the Plan and evidenced by Agreements pursuant to Sec. 4.6 hereof. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

     Sec. 5.10 NO RIGHTS AS SHAREHOLDER. Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Corporation unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

     Sec. 5.11 GOVERNING LAW. This Plan is governed in all respects by the laws of the State of Delaware.

     Sec. 5.12 SEVERABILITY. In the event that any provision in this Plan would invalidate the Plan, the provision shall be null and void, and the Plan shall be construed as if it did not contain that provision.

     Sec. 5.13 RULES OF CONSTRUCTION. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     Sec. 5.14 REFERENCES ARE TO PLAN. References herein to sections or articles are to sections or articles of the Plan unless the context clearly indicates to the contrary.

     Sec. 5.15  COMPLIANCE  WITH SECTION 16. With respect to persons  subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. The old Section 16 rules shall apply until the Corporation expressly elects the new Section 16 rules to apply or such rules apply by operation of law. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


                                   ARTICLE VI.
                             AWARD OF STOCK OPTIONS

     Sec. 6.1 GRANT OF STOCK OPTIONS. Contemporaneously with or at any time after the Committee has designated an eligible employee as a Participant, the Committee may award a Participant Stock Options at Fair Market Value as of the Date of Grant, provided however, that an award of Stock Options to a Ten Percent Shareholder shall be at one hundred ten percent (110%) of such Fair Market Value. At the time of grant, the Committee shall send written notification to each Participant indicating (i) the Date of Grant, (ii) the number of Stock Options granted to the Participant, (iii) the time period in which to exercise such Stock Options, and (iv) a stock option agreement providing for the purchase of one Share for each Stock Option granted.

     Sec. 6.2 CALCULATION OF AWARDS. The number of Stock Options granted to a Participant in a Plan Year shall be determined by the Committee.

     Sec. 6.3 EXERCISE OF STOCK OPTIONS. An individual entitled to exercise a Stock Option may, subject to the terms and conditions of the Plan, exercise it in whole or in part at any time, by delivery to the Corporate Secretary at the Company's principal office written notice of exercise. Such notice of exercise shall specify the number of whole Shares with respect to which the option is being exercised, the Fair Market Value of the Shares on the Date of Grant, and must be accompanied by payment in full by certified check, cashier's check, money order or other form of cash payment as approved by the Committee in the amount of the exercise price for the Shares to be purchased, plus any amount required for withholding as provided in Sec. 5.6; provided, however, in lieu of paying the exercise price by certified check, cashier's check, or money order as described above, the individual may pay all or part of such exercise price by delivering to the Company owned and unencumbered Shares having a Fair Market Value as of the date of exercise equal to or less than the exercise price of the options exercised, with cash for the remainder, if any, of the exercise price.

     Sec. 6.4 INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Plan are intended to be incentive stock options under Section 422 of the Code and shall be administered as such by the Committee. An Incentive Stock Option shall be subject to the following:

          (a) OPTION PERIOD. Each Incentive Stock Option granted shall expire, and all rights to purchase shares shall cease ten (10) years after the Date of Grant of the Incentive Stock Option or on such earlier date as may be fixed by the Committee, or on such date as is provided by this Plan in the event of termination of employment or a reorganization of the Corporation, provided however, that any Incentive Stock Option granted to a Ten Percent Shareholder shall expire five (5) years after the Date of Grant, or on such earlier date as otherwise may be fixed by the Committee or provided by this Plan.

          (b) EXERCISE AT TERMINATION OF EMPLOYMENT. The right to exercise an Incentive Stock Option upon a termination of employment shall be as follows:

               1. Upon a termination of employment due to the Participant's death, any outstanding Incentive Stock Options must be exercised by a Beneficiary within the earlier of five (5) years from the Participant's date of death or the time period remaining to the Participant to exercise his Award had the Participant lived.

               2. Upon a termination of employment due to a Participant's disability, as that term is used in Code Section 22(e)(3), any outstanding Incentive Stock Options must be exercised within the earlier of one year after the onset of such disability or the time period remaining to the Participant to exercise his Award.

               3. Upon a termination of employment for any other reason, except dishonesty or any other illegal act, a Participant must exercise any outstanding Incentive Stock Options within the earlier of three (3) months of such termination or the time period remaining to the Participant to exercise his Award. In the event of dishonesty or any other illegal act, any Incentive Stock Options unexercised at termination shall be forfeited by the Participant.

               4. Notwithstanding the foregoing, the Committee may grant Stock Options with exercise periods longer than provided in paragraphs 1, 2, and 3 of this subsection (b) which are intended to qualify as Incentive Stock Options and which, if not exercised in the time periods provided in paragraphs 1, 2, and 3 of this subsection (b) shall thereafter become Nonqualified Stock Options subject to the provisions of Sec.
                    6.5 hereof; provided, however, that this paragraph 4 of subsection (b) shall apply only to Participants who are not subject to Section 16 of the Exchange Act.

          (c) TRANSFERABILITY OF STOCK OPTIONS. No Incentive Stock Option shall be assignable or transferable by the individual to whom it is granted except that it may be transferred by will or the laws of descent and distribution, in accordance with the provisions of the Plan. If a Participant dies within the exercise period specified in either paragraph (2) or (3) of subsection (b) hereof, the Beneficiary shall have the time period remaining to the Participant in which to exercise the Incentive Stock Option.

          (d) The Committee shall determine the vesting schedule applicable to Incentive Stock Options.

     Sec. 6.5 NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options are Stock Options that are not intended to qualify under Code Section 422. Nonqualified Stock Options shall be subject to the following:

          (a) OPTION PERIOD. Except as provided below, each option granted shall expire and all rights to purchase shares shall cease ten years and one day after the Date of Grant of the Nonqualified Stock Option or on such date prior thereto as may be fixed by the Committee. In the event of a plan termination or Company reorganization, Nonqualified Stock Options shall be exercisable pursuant to the rules set forth in Sec. 5.5 and Sec. 6.6.

          (b) VESTING OF NONQUALIFIED STOCK OPTIONS. The Committee shall determine the vesting schedule applicable to Nonqualified Stock Options.

          (c) EXERCISE AT TERMINATION OF EMPLOYMENT. The right to exercise Nonqualified Stock Options upon a termination of employment shall be as follows:

               1. Upon the Participant's termination of employment that qualifies as a retirement under the qualified retirement plan of the Corporation or Subsidiary under which the Participant is covered, or a termination of employment due to the onset of a Participant's disability as that term is used in Sec. 8.6 (i), the Participant shall have until the earlier of the expiration of the option period provided to the Participant in subsection (a) above or the date five (5) years from the date of such termination of employment to exercise such options. Any nonvested options previously granted to the Participant shall immediately vest on the date of such termination of employment and shall no longer be subject to any vesting schedule.

               2. To the extent a Participant's termination of employment is due to his death, or his death occurs subsequent to a termination of employment, the Participant's Beneficiary shall have the time period remaining to the Participant had the Participant lived in which to exercise such options. Any nonvested options previously granted to the Participant shall immediately vest on the date of such termination of employment due to the death of the Participant.

               3. Upon the Participant's termination of employment for any other reason except dishonesty or any illegal act, the Participant shall have until the earlier of the expiration of the option period provided to the Participant in subsection (a) above or unless a longer period is provided by the Committee, the date sixty (60) days from the date of such termination of employment to exercise options in which the Participant is vested on the date of such termination of employment. Any options in which the Participant is not vested on the date of such termination shall be forfeited. In the event of dishonesty or other illegal act, all Stock Options unexercised at termination of employment shall be forfeited by the Participant.

     Sec. 6.6 MERGER, DISSOLUTION, OR TRANSFER OF SUBSTANTIALLY ALL OF THE PROPERTY OF THE CORPORATION. Stock Options granted but unexercised under the Plan shall terminate upon the effective date of the dissolution or liquidation of the Corporation; or upon reorganization, merger, or consolidation of the Corporation with one or more Corporations, if the Corporation is not the surviving corporation; or upon a transfer of substantially all of the property of the Corporation.

     Notwithstanding the above, Stock Options shall not terminate to the extent that written provision is made for their continuance, assumption, or substitution by a successor employer or its parent or subsidiary in connection with a transaction described in the preceding sentence.

     Sec. 6.7 UNEXERCISED STOCK OPTIONS. Any Stock Option not exercised within the applicable time period set forth in Article VI shall be forfeited.

     Sec. 6.8 REPLACEMENT STOCK OPTIONS. A Stock Option granted at any time under the Plan may, at the Committee's discretion, include the right to acquire a Replacement Stock Option ("RSO"). The Committee may also grant separate options ("Separate Options") which include an RSO feature with respect to Stock Options issued under the Plan not containing an RSO feature. If a Stock Option either contains the RSO feature or a Separate Option has been granted with respect thereto and if a Participant pays all or part of the purchase price of the Stock Option with Shares held by the Participant for at least six (6) months or with cash, then upon exercise of the Stock Option the Participant is granted an RSO to purchase, at the Fair Market Value as of the date of the Stock Option exercise, such number of Shares as determined by the Committee at the time of granting the Stock Option, but not in excess of the number of whole Shares used by the Participant in payment of the purchase price (or would have been used if Shares had been tendered instead of cash) and the number of whole shares, if any, withheld by the Corporation or remitted by Participant as payment for withholding taxes. An RSO may be exercised between the date six (6) months after the Date of Grant of the RSO and the date of expiration, which will be the same as the date of expiration of the Stock Option to which the RSO is related. An RSO shall not contain an RSO feature and a Separate Option shall not be granted with respect to an RSO. The RSO feature of a Stock Option and a Separate Option are subject to cancellation by the Committee without notice at any time in the Committee's sole discretion.


                                  ARTICLE VII.
                                  STOCK AWARDS

     Sec. 7.1 BONUS PAYABLE IN THE FORM OF STOCK AWARDS. The Committee, in its sole discretion, may determine that all or part of any Qualified Bonus shall be paid in the form of a Stock Award. Stock Awards shall be subject to such guidelines and rules as the Committee may establish pursuant to Sec. 3.3. hereof and to the specific provisions of this Article VII.

     Sec. 7.2 DETERMINATION BY NUMBER OF SHARES. The portion of any Qualified Bonus payable as a Stock Award shall be converted to a whole number of Shares by dividing the dollar amount of such Qualified Bonus, or portion thereof by the Fair Market Value of one Share as of the Bonus Determination Date as determined in good faith by the Committee. Any fractional Shares shall be paid to the Participant in cash.

     Sec. 7.3 ISSUANCE OF STOCK CERTIFICATE. The Corporation shall issue and deliver a certificate for the Shares granted as a Stock Award as soon as administratively and legally possible after the Bonus Determination Date. Any delay in issuance of such certificate for such Shares after the Bonus Determination Date shall be subject to the following:

          (a) If, during the period of such delay, the Corporation declares and pays a cash dividend and the circumstances are such that, if the certificate for such Shares had been issued on the Bonus Determination Date, the cash dividend would have been paid on such Shares, then there shall be paid in cash to Participants to whom Shares have been awarded but not issued on the dividend payable date an amount equivalent to the dividends which would have been payable with respect to such Shares if they had been issued and outstanding on or after the Bonus Determination Date. Such dividend equivalents shall be paid in cash on the date or dates as of which dividends on the Corporation's issued and outstanding Shares are payable.

          (b) If, during the period of such delay, there is an increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through recapitalization resulting in a stock split-up, change in par value, combination or exchange of Shares, or the like ("Stock Adjustment"), and the circumstances are such that if the certificate for each Share had been issued on the Bonus Determination Date such Shares would have been adjusted to give effect to such Stock Adjustment, then the number of Shares in such Stock Award shall be adjusted to reflect such Stock Adjustment.

          (c) If such Shares have not been issued 90 days following the Bonus Determination Date, then the net dollar amount of such Stock Award shall, in lieu of issuance of Shares, be paid in cash.


                                  ARTICLE VIII.
                             RESTRICTED STOCK AWARDS

     Sec. 8.1 RESTRICTED STOCK AWARDS. The Committee may make Restricted Stock Awards to Participants which shall be subject to the provisions of this Article VIII.

     Sec. 8.2 RESTRICTED STOCK AGREEMENTS. Restricted Stock Awards shall be evidenced by Restricted Stock Agreements which shall conform to the requirements of the Plan and may contain such other provisions (such as provisions for the protection of Restricted Stock in the event of mergers, consolidations, dissolutions, and liquidations affecting either the Restricted Stock Agreement or the stock issued thereunder) as the Committee shall deem advisable.

     Sec. 8.3 PAYMENT OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be paid by delivering to the Participant, or custodian or escrow designated by the Committee and the Participant, a certificate or certificates for such restricted shares of common stock of the Corporation ("Restricted Shares") registered in the name of such Participant. The Participant shall have all of the rights of a common stock shareholder with respect to such Restricted Shares except as to such restriction as appear on the face of the certificate. The Committee shall designate the Corporation or one or more of its employees to act as custodian or escrow for the certificates ("Escrow Agent").

     Sec. 8.4 TERMS, CONDITIONS AND RESTRICTIONS. Restricted Shares shall be subject to such terms and conditions, including vesting and forfeiture provisions, if any, and to such restrictions against resale, transfer or other disposition as may be determined by the Committee at such time as it grants a Restricted Stock Award to a Participant. Any new or different Shares or other securities resulting from any adjustment of such Restricted Shares pursuant to
Section 8.2 hereof shall be subject to the same terms, conditions and restrictions as the Restricted Shares prior to such adjustment. The Committee may in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares as it deems appropriate. In the event of the Participant's death following the transfer of Restricted Shares to him or her, the Participant's legal representative or person receiving such Restricted Shares under the Participant's will or under the laws of descent and distribution shall take such Restricted Shares subject to the same terms and conditions and provisions in effect at the time of the Participant's death, to the extent applicable.

     Sec. 8.5 DIVIDENDS AND VOTING RIGHTS. During the restricted period the Participant shall have the right to receive dividends from and to vote his or her Restricted Shares.

     Sec. 8.6 DEPOSIT SHARE PROVISIONS. Subject to the provisions set forth below ("Deposit Share Provisions") and subject to rules established by the Committee, eligible Participants who deposit with the Corporation Shares which such Participants elect to receive in the form of Shares, rather than cash under the Corporation's incentive compensation programs designated by the Committee, are eligible to receive a Restricted Stock Award:

          (a) The Committee shall notify each Participant selected to participate in the Deposit Share Provisions ("Deposit Share Participants") of the maximum number (and any lesser number) of Shares they are permitted to deposit with the Escrow Agent, and Deposit Share Participants may choose to deposit any number of Shares they are permitted to deposit under the Committee rules (the "Original Deposit").

          (b) Deposit Share Participants must make their irrevocable election on or before the date designated by the Committee or if no date is designated, then at least 30 days prior to the date payment of awards is made ("Award Date"). Deposit Share Participants who are subject to the provisions of Section 16 of the Exchange Act must make their irrevocable election on or before the date designated by the Committee or if no such date is designated, then before August 1, of the applicable year, but in any event at least six
               (6) months prior to the Award Date.

          (c) All elections shall be in writing and filed with the Committee or its designee. Such elections may, if permitted by the Committee, also specify one of the following alternatives regarding the manner in which dividends are paid on all deposited stock (including shares in the Original Deposit, Shares purchased with dividends, if any, and matching Restricted Shares :

               (1) Dividends shall be used for the purchase of additional Shares for the Deposit Share Participant's account; or

               (2) Dividends shall be paid currently to the Deposit Share Participant.

          (d) As soon as practicable following an Original Deposit, the Corporation shall match these Shares and deposit with the Escrow Agent for the Deposit Share Participant's account up to one Restricted Share for each Share of the Original Deposit, as determined by the Committee. The Restricted Shares deposited by the Corporation shall vest in accordance with the schedule determined by the Committee. Restricted Shares shall be distributed promptly as they vest.

          (e) Shares purchased with dividends paid on deposited stock (Original Deposit, Restricted Stock or any shares purchased with dividends) may be withdrawn from a Deposit Share Participant's account at any time.

          (f)  A Deposit Share  Participant  may  temporarily  withdraw all or a portion of the Shares on deposit (other than non-vested Restricted Stock) in order to exercise Stock Options, subject to an equal number of Shares being promptly redeposited with the Escrow Agent after such exercise.

          (g) A Deposit Share Participant's interests in the Original Deposit or the Restricted Stock may not be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, so long as such shares are held by the Escrow Agent, and any such sale, pledge, assignment or other transfer shall be null and void, provided, however, a pledge of the Deposit Share Participant's interest in the Original Deposit may be permitted in accordance with rules which the Committee may establish.

          (h) Any or all of the Original Deposit may be withdrawn at any time. Withdrawal shall cause a forfeiture of any non-vested Restricted Shares attributable to the Shares of the Original Deposit being withdrawn. Any Shares withdrawn shall be deemed to be made under paragraph (e) to the extent there are any such shares, and then under this paragraph (h).

          (i) In the event the Deposit Share Participant's employment with the Corporation and its subsidiaries is terminated during the vesting period by the reason of the Deposit Share Participant's death, "Disability" or "Retirement", the vesting requirement shall be deemed fulfilled upon the date of such termination of employment. For purposes of this Sec. 8.6(i), "Disability" shall mean the cessation of employment of the Deposit Share Participant under circumstances where the Deposit Share Participant is eligible to receive a monthly disability benefit pursuant to the group long-term disability insurance program sponsored by the Corporation or subsidiary which employs the Participant or would be eligible to receive if he/she were a participant in the applicable program. Unless otherwise provided by the Committee, for purposes of this Sec. 8.6(i), "Retirement" shall mean the Deposit Share Participant's termination of employment that qualifies as Normal Retirement under the qualified retirement plan of the Corporation or subsidiary of the Corporation under which the Deposit Share Participant is covered.

          (j) In the event of Deposit Share Participant's termination of employment with the Corporation and its subsidiaries during the vesting period for any reason other than those set forth in Sec. 8.6(i) hereof, the Shares, to the extent not otherwise vested, shall automatically be forfeited and returned to the Corporation unless the Committee shall, in its sole discretion, otherwise provide.


pln\pln2119j


                            RELIASTAR FINANCIAL CORP.

                             MINNEAPOLIS, MINNESOTA
               SHAREHOLDER'S PROXY - ANNUAL MEETING - MAY 8, 1997
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints John G. Turner, John H. Flittie and Richard R. Crowl, and each of them, attorneys and proxies, with power of substitution and revocation to each, to vote all shares of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held on Thursday, May 8, 1997, at 10 o'clock a.m., at the general offices of the Corporation at 20 Washington Avenue South, Minneapolis, Minnesota, and at any adjournments thereof, upon any and all business that may properly come before said meeting.

THIS PROXY SHALL BE VOTED AS FOLLOWS:

--------------------------------------------------------------------------------------------------------------------------
1.   ELECTION OF DIRECTORS

     [ ]FOR ALL NOMINEES LISTED BELOW                [ ]WITHHOLD AUTHORITY
        (except as marked to the contrary below)        to vote for all nominees listed below

           DAVID C. COX, LUELLA GROSS GOLDBERG, RANDY C. JAMES, DAVID A. KOCH AND JAMES J. RENIER
    (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW)

__________________________________________________________________________________________________________________________

2.   PROPOSAL TO RATIFY AND APPROVE THE RELIASTAR 1993 STOCK INCENTIVE PLAN AS AMENDED
                        [ ]FOR            [ ]AGAINST               [ ]ABSTAIN

3.   PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATION'S CAPITAL STOCK FROM NO PAR VALUE TO $.01
     PAR VALUE PER SHARE

                        [ ]FOR            [ ]AGAINST               [ ]ABSTAIN

                                     (OVER)

                                              (CONTINUED FROM OTHER SIDE)

4.   PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS

                        [ ]FOR            [ ]AGAINST               [ ]ABSTAIN

THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED ON THIS PROXY, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.



                              Dated -------------------------------------- 1997


                               ------------------------------------------------
                                                  (Signature)

                               ------------------------------------------------
                                                  (Signature)


                    Please sign exactly as addressed, but if executed by a corporation, fiduciary, etc., sign that name and add signature and capacity of authorized signer.
                    ------------------------------------------------------------
                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                    ------------------------------------------------------------